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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240
October 1, 2014

Dear Fellow Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of Tuesday Morning Corporation to be held at 8:30 a.m., Central time, on Wednesday, November 12, 2014 at Tuesday Morning Corporation's Headquarters, 6250 LBJ Freeway, Dallas, Texas 75240. At the annual meeting you will be asked to (1) elect eight directors, (2) approve our 2014 Long-Term Incentive Plan, (3) consider an advisory vote on the compensation of our named executive officers as disclosed in these materials, (4) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 and (5) transact such other business as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.

        The formal notice of the annual meeting of stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, also by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure that you are represented at the annual meeting if you do not attend in person. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting in accordance with the procedures set forth in the proxy statement.

        Thank you for your continued support of and interest in Tuesday Morning Corporation.

Sincerely,

R. Michael Rouleau Chief Executive Officer

Steven R. Becker Chairman of the Board

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 12, 2014

Dear Stockholders:

        The 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation (the "Company") will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Wednesday, November 12, 2014 at 8:30 a.m., Central time. At the Annual Meeting, our stockholders will be asked to consider and vote on the following matters:

  1.
  Election of eight directors;

  2.
  Approval of the Company's 2014 Long-Term Incentive Plan;

  3.
  Advisory approval of the Company's executive compensation;

  4.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015; and

  5.
  Transaction of any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2014 are being made available to our stockholders on or about October 1, 2014 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        Only stockholders of record at the close of business on September 16, 2014 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting. Stockholders of record may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting.

        Under applicable rules, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote these shares on the election of directors, the proposal to approve the Company's 2014 Long-Term Incentive Plan and the advisory vote on executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

By Order of the Board of Directors,

Meredith W. Bjorck Secretary

Dallas, Texas,
October 1, 2014

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, November 12, 2014

        This Proxy Statement and the related proxy materials are being made available to stockholders of Tuesday Morning Corporation, a Delaware corporation, on or about October 1, 2014 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy for the proposals to be presented at the Annual Meeting of Stockholders to be held on November 12, 2014, at 8:30 a.m., Central time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        The costs of soliciting proxies pursuant to this Proxy Statement will be paid by the Company. Solicitation may be made in person or by telephone, email, mail or facsimile by our director, officers or employees. The Company has also retained Okapi Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any other reasonable out-of-pocket disbursements. The Company will bear the expense of preparing and distributing this Proxy Statement and accompanying materials to our stockholders.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

Important Notice Regarding Internet Availability

        In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this Proxy Statement and the Company's 2014 Annual Report to Stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing our proxy materials on a website referred to in the Notice and for requesting to receive printed copies of the proxy materials by mail or electronically by email.

        If you would like to receive a paper or email copy of our proxy materials for our Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting on the proposals described in this Proxy Statement. We believe the delivery options that we have chosen allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of such materials and reducing the environmental impact of printing and mailing paper copies.

 ABOUT THE MEETING

Record Date and Shares Entitled to Vote

        The record date for the Annual Meeting is September 16, 2014 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 43,749,560 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes (which are described below) will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Although it is not expected, if holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How to Vote Your Shares

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting and is entitled to do so. You can vote by proxy in one of three convenient ways:

  •
  by mail, if you requested and received a printed set of proxy materials, by completing, signing, dating and returning the separate proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet by visiting the website provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided; or

  •
  by telephone by calling the toll-free number provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern time on November 11, 2014 and votes by mail must be received on or before November 11, 2014.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the Company's director nominees, (2) "FOR" the approval of the Company's 2014 Long-Term Incentive Plan, (3) "FOR" the approval, on an advisory basis, of the Company's executive compensation, and (4) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2015.

Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

  •
  timely delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240;

  •
  timely mailing another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

  •
  voting at a later time over the Internet or by telephone, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

Voting by Street Name Holders; Treatment of Routine and Non-Routine Items

        If you are the beneficial owner of shares held in "street name" and do not submit voting instructions to your broker, bank or other nominee, under the applicable rules the broker, bank or other nominee that holds your shares may use its discretion in voting your shares with respect to "routine items" but not with respect to "non-routine items." On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, these shares will not be voted and will be treated as "broker non-votes." The proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal 2015 is considered a routine item and therefore may be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this proposal. However, the election of directors, the proposal to approve the Company's 2014 Long-Term Incentive Plan and the advisory vote on executive compensation are considered non-routine items. Accordingly, if your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

Required Vote

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the eight nominees who receive the highest number of votes "FOR" his or her election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. You may only vote "FOR" or "WITHHOLD AUTHORITY" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal because only a plurality of votes is required for the election of directors.

  •
  Approval of the Company's 2014 Long-Term Incentive Plan—The approval of the Company's 2014 Long-Term Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal, in accordance with applicable rules of The NASDAQ Stock Market ("NASDAQ"). Abstentions are considered to be "votes cast" on a proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered to be "votes cast" on a proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's 2014 Long-Term Incentive Plan.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2015 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and NASDAQ rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. As discussed above, under applicable rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock held in "street name" for which voting instructions are not submitted with respect to the ratification of the selection of Ernst & Young, so no broker non-votes are expected for this proposal.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each of the Company's director nominees;

  •
  "FOR" the approval of the Company's 2014 Long-Term Incentive Plan;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation; and

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015; and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        The preliminary voting results are expected to be announced at the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, under "Investor Relations—Financial Info—SEC Filings."

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote upon the proposed re-election of each of the eight members of our Board of Directors who are standing for re-election. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at eight. The Board has nominated Steven R. Becker, Terry Burman, Frank M. Hamlin, William Montalto, R. Michael Rouleau, Sherry M. Smith, Jimmie L. Wade and Richard S. Willis for election as directors of the Company. The eight nominees are currently serving as our directors, and, if they are elected, the nominees will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his or her willingness to serve the full term. The Company did not receive notice from any stockholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that each of the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Steven R. Becker, age 47, has served as a director of Tuesday Morning since July 2012. Mr. Becker is a partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market ("Becker Drapkin"). Mr. Becker has served as a member of the board of directors of EMCORE Corporation, a supplier of semiconductor-based products since December 2013 and as a member of the board of directors of Strategic Diagnostics Inc., a life science diagnostics provider, since March 2008. Mr. Becker also previously served on the board of directors of Plato Learning, Inc., a provider of learning technologies, until it was acquired in May 2010, on the board of directors of Hot Topic, Inc., an apparel retailer, from 2010 until it was acquired in June 2013, on the board of directors of Pixelworks, Inc., a semiconductor manufacturer, from February 2012 until March 2014 and on the board of directors of Ruby Tuesday, Inc., a national restaurant company, from June 2011 until October 2012. Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, that he started in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance.

        Terry Burman, age 68, has served as a director of Tuesday Morning since February 2013. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited ("Signet"), a specialty jewelry retailer, until January 2011. Mr. Burman joined Signet in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a U.S. division of Signet. Before joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry's Jewelers, Inc. from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman has served on the board of directors of Abercrombie & Fitch Co., a clothing retailer, since January 2014 and Learning Care Group, the second largest provider of early childhood care and education services in the U.S. since July 2014. Mr. Burman also served on the board of directors of Signet until January

2011. Mr. Burman served on the board of directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 until it was acquired in October 2013, and served as chairman of the board and a director of Zale Corporation, a jewelry retailer, from May 2013 until it was acquired in May 2014. In nominating Mr. Burman to serve as a director of the Company, the Board of Directors considered his extensive executive, financial and management expertise and experience, his experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen.

        Frank M. Hamlin, age 46, has served as a director of Tuesday Morning since April 2014. Mr. Hamlin currently serves as Chief Marketing Officer of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer, and has served in that position since June 2014. Mr. Hamlin previously served as Executive Vice President and GM, Marketing and E-Commerce of Guitar Center, Inc., a musical instruments retailer, from June 2010 until May 2014, and as Executive Vice President and Chief Operating Officer of E-Miles, LLC, an interactive marketing company, from February 2007 to June 2010. From July 2004 until February 2007, he was Director of Marketing, Central Market Division for H.E. Butt Grocery, a fresh, specialty and prepared foods retailer. Prior to that time, Mr. Hamlin held various positions with Brierley & Partners, E-Rewards, Inc., Arista Records and The Walt Disney Company. In nominating Mr. Hamlin to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies, as well as his extensive experience in marketing, branding strategy and customer engagement.

        William Montalto, age 67, has served as a director of Tuesday Morning since June 2013. Mr. Montalto served in various positions with Sterling Jewelers, the U.S. division of Signet, a specialty jewelry retailer, from 1986 to 2012. Mr. Montalto served as Executive Vice President and Chief Operating Officer of Signet from 2006 until his retirement in June 2012, and he previously served as Executive Vice President and Chief Administrative Officer of the division from 2002 until 2006 and in various other capacities with the division prior to 2002. Prior to joining Sterling, Mr. Montalto served as a retail management consultant for Coopers & Lybrand (now PricewaterhouseCoopers) from 1980 to 1986, where he led significant systems planning and development consulting engagements for a variety of major retailers. In nominating Mr. Montalto to serve as a director of the Company, the Board of Directors considered his operational expertise and extensive knowledge in all aspects of retailing including information technology, real estate and marketing.

        R. Michael Rouleau, age 76, has served as a director of Tuesday Morning since November 2012. Mr. Rouleau was appointed as Interim Chief Executive Officer of the Company in March 2013, and subsequently appointed as Chief Executive Officer of the Company in August 2013. Mr. Rouleau has numerous years of experience in the retail sector, most recently at Michaels Stores, Inc., a national arts and crafts specialty retailer, serving as its Chief Executive Officer from April 1996 to March 2006 and also as its President from April 1997 to June 1999 and again from March 2001 to March 2006. Mr. Rouleau previously served as Executive Vice President of Store Operations for Lowe's Companies, Inc., a home improvement retailer, from May 1992 until April 1996. Prior to joining Lowe's, Mr. Rouleau was a co-founder and President and Chief Executive Officer of Office Warehouse, a start up office products retailer, which subsequently was sold to Office Max. Mr. Rouleau also served with the Target Stores division of Dayton Hudson Corporation, a general merchandise retailer, for 20 years, from its inception in 1962, and held senior management positions during his tenure. In nominating Mr. Rouleau to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies.

        Sherry M. Smith, age 53, has served as a director of Tuesday Morning since April 2014. Ms. Smith served in various positions with Supervalu Inc., a grocery retailer and food distributor, from 1987 to 2013. Ms. Smith served as Chief Financial Officer and Executive Vice President of Supervalu Inc. from December 2010 until August 2013, and she previously served as Senior Vice President, Finance from

2006 until 2010, Senior Vice President, Finance and Treasurer from 2002 until 2005, and in various other capacities with Supervalu Inc. prior to 2002. Prior to joining Supervalu Inc., Ms. Smith served as a staff auditor and senior auditor with McGladrey LLP, a public accounting firm. Ms. Smith has served on the board of directors of Deere & Company, a manufacturer and distributor of agricultural, turf, construction and forestry equipment, since December 2011, and currently serves as a member of the audit committee and pension plan oversight committee. In nominating Ms. Smith to serve as a director of the Company, the Board of Directors considered her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight, and her subject matter knowledge in the areas of finance and accounting.

        Jimmie L. Wade, age 60, has served as a director of Tuesday Morning since July 2014. Mr. Wade currently provides strategic leadership to Advance Auto Parts, Inc., an auto parts distributor ("Advance"), and serves on its board of directors and Finance Committee. Mr. Wade joined Advance in February 1994 and served as President from October 1999 through May 2005 and from January 2009 until December 2011. He also held several other key senior executive roles with Advance at various times including Executive Vice President, from May 2005 to December 2008, and Chief Financial Officer from March 2000 to August 2003. Before joining Advance, Mr. Wade worked for S.H. Heironimus, Inc., a regional department store, as Vice President, Finance and Operations. Earlier in his career, Mr. Wade held positions with American Motor Inns, Inc. and KPMG LLP. Mr. Wade serves on the board of directors and audit committee of Lumber Liquidators, Inc., a specialty retailer of hardwood flooring. He also serves on numerous non-profit boards. In nominating Mr. Wade to serve as a director of the Company, the Board of Directors considered his extensive experience as a senior executive and director of leading publicly-traded specialty retailers, and his subject matter knowledge in the areas of finance and accounting.

        Richard S. Willis, age 54, has served as a director of Tuesday Morning since July 2012. Since September 2011, Mr. Willis has served as the President and Chief Executive Officer of Speed Commerce, Inc. (formerly Navarre Corporation), one of the nation's largest omni channel, pure play, end-to-end e-commerce solution providers. Since February 2011, Mr. Willis has also served as a director of Speed Commerce, Inc. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories, from January 2011 to September 2011. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and Chief Executive Officer of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Previously, Mr. Willis served as Chairman, President and Chief Executive Officer of Troll Communications and President and Chief Executive Officer of Bell Sports. Mr. Willis also serves as the Chairman of the Board of Regents at Baylor University. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees.

 PROPOSAL NO. 2
APPROVAL OF THE COMPANY'S
2014 LONG-TERM INCENTIVE PLAN

        On September 16, 2014, our Board of Directors adopted the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the "2014 Plan"), subject to stockholder approval. We believe that operation of the 2014 Plan is important in attracting and retaining the services of key employees, key contractors, and outside directors in a competitive labor market, which is essential to our long-term growth and success. It is the judgment of our Board of Directors that the 2014 Plan is in the best interest of the Company and its stockholders.

        The 2014 Plan is intended to replace the Tuesday Morning Corporation 2008 Long-Term Incentive Plan (the "2008 Plan"). As of the Record Date, there were 1,821,289 shares of our common stock remaining available for the grant of equity awards under the 2008 Plan. If the 2014 Plan is approved by our stockholders, it will become effective on September 16, 2014, and the maximum number of shares reserved for issuance under the 2014 Plan will be 3,600,000 shares plus any awards under the 2008 Plan (i) that are outstanding on September 16, 2014 and, on or after September 16, 2014, are forfeited, expire or are canceled, and (ii) any shares subject to such awards that, on or after September 16, 2014, are used to satisfy the exercise price or tax withholding obligations with respect to such awards. As of June 30, 2014, there were 2,088,006 shares subject to outstanding awards under the 2008 Plan. If the 2014 Plan is approved by our stockholders, our Board of Directors will approve the termination of the 2008 Plan, effective upon the date of stockholder approval of the 2014 Plan, and no new awards will be made under the 2008 Plan. If the 2014 Plan is not approved, no awards will be made under the 2014 Plan, and the 2008 Plan will remain in effect as it existed immediately prior to the 2014 Annual Meeting.

        In addition to requesting stockholder approval of the 2014 Plan and the new shares being reserved for issuance, we also are requesting that our stockholders approve the material terms of the performance goals contained in the 2014 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the tax code, as discussed under "Description of the 2014 Plan—Performance Awards" and "—Performance Goals" below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2014 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this proposal 2, and stockholder approval of this proposal 2 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Background and Determination of Share Amounts

        The following factors, among others, were taken into account by our Board of Directors in approving the proposed 2014 Plan: our historical burn rate under our stockholder-approved equity plans; the number of shares remaining available under the 2008 Plan for future awards; the number of outstanding unvested and unexercised equity awards; potential dilution resulting from the proposed increase in shares available under the proposed 2014 Plan; and the potential shareholder value transfer resulting from the proposed increase.

        In setting the number of proposed shares issuable under the 2014 Plan, our Board of Directors also considered the following annual share usage under our equity compensation program for fiscal 2012-2014 as follows:

	Fiscal 2014	Fiscal 2013	Fiscal 2012	Average
Options Granted	1,221,189	1,665,000	372,750	1,086,313
Restricted Stock Granted—Full Value Awards at 2:1*	301,985	325,668	161,669	263,107

Total Shares Granted	1,523,174	1,990,668	534,419	1,349,420
Basic Weighted Average Common Shares Outstanding	42,942,930	42,247,506	41,985,518	42,391,985
Burn Rate—Annual Share Usage**	4.25%	5.48%	1.66%	3.80%

*
The number of shares subject to restricted stock awards in the table equals the actual number of shares subject to such awards multiplied by 2.

**
Represents Total Shares Granted divided by Basic Weighted Average Common Stock Outstanding.

        The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2015 and beyond, including under the proposed 2014 Plan.

        If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 3,600,000 additional shares if the 2014 Plan is approved, will be sufficient for awards for at least five years. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

        As of June 30, 2014, we had approximately 2,088,006 shares of common stock subject to outstanding equity awards. The 2,088,006 shares are comprised of 356,223 shares subject to full value awards (346,223 restricted shares plus 10,000 shares subject to performance awards) plus 1,731,783 shares subject to outstanding stock options (1,596,783 stock options plus 135,000 performance options). The 2,088,006 shares comprise 4.64% of the Company's basic weighted average common shares outstanding. The 3,600,000 new shares proposed to be included in the 2014 Plan share reserve (of which 1,906,183 are currently available to grant under the 2008 Plan) would increase the fully diluted overhang percentage by an additional 6.58% to approximately 11.21%.

        Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of June 30, 2014, is included in the following table:

	Options	Restricted Shares
Weighted Average Exercise Price/Grant Date Fair Value*	$12.00	$12.67
Weighted Average Remaining Recognition Period	2.51 years	2.26 years
Overhang of Currently Outstanding Awards	3.85%	.79%

*
Represents the weighted average grant date exercise price for options and weighted average grant date fair value for restricted shares.

Description of the 2014 Plan

        The following is a brief description of the 2014 Plan. A copy of the 2014 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2014 Plan.

        Purpose.    The purpose of the 2014 Plan is to enable the Company to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors. The 2014 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock, or a combination of cash and shares of common stock. The 2014 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

        Effective Date and Expiration.    The 2014 Plan will become effective on September 16, 2014, subject to and conditioned upon stockholder approval of the 2014 Plan, and will terminate on September 15, 2024. No award may be made under the 2014 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

        Share Authorization.    Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2014 Plan is the sum of (i) 3,600,000 shares plus (ii) any awards under the 2008 Plan (x) that are outstanding on September 16, 2014 and, on or after September 16, 2014, are forfeited, expire or are canceled, and (y) any shares subject to such awards that, on or after September 16, 2014, are used to satisfy the exercise price or tax withholding obligations with respect to such awards (collectively, (x) and (y) are referred to collectively, as the "2008 Plan Awards", and each individually as a "2008 Plan Award"). One hundred percent (100%) of the shares authorized for issuance under the 2014 Plan may be delivered pursuant to incentive stock options. Subject to certain adjustments, the maximum number of the shares of common stock with respect to which stock options or stock appreciation rights may be granted to any officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 or a "covered employee" as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the "Code") during any calendar year is 1,000,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the 2014 Plan and we intend to comply with Section 162(m) of the Code, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $5,000,000 (based on the fair market value of shares of the common stock at the time of the grant of the performance-based award). The 2014 Plan also provides that no more than 10% of the shares of common stock that may be issued pursuant to an award under the 2014 Plan may be designated as "Exempt Shares" (as defined in the 2014 Plan). The Committee has greater flexibility to accelerate the vesting for shares designated as Exempt Shares.

        Shares to be issued may be made available from authorized but unissued shares of common stock, shares held by the Company in its treasury, or shares purchased by the Company on the open market or otherwise. During the term of the 2014 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2014 Plan. If an award under the 2014 Plan or a 2008 Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2014 Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price for the exercise of a stock option granted under the 2014 Plan or the 2008 Plan, the number of shares available for future awards under the 2014 Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2014 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2014 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to the Company; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price of an option; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant of incentive stock options under the 2014 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

        Administration.    The 2014 Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Committee") consisting of two or more members. At any time if there is no Committee to administer the 2014 Plan, any reference to the Committee is a reference to our Board of Directors. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2014 Plan and award agreements granted thereunder, establish and revise rules and regulations relating to the 2014 Plan and make any other determinations that it believes necessary for the administration of the 2014 Plan. To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the 2014 Plan as the Committee determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the 2014 Plan in a foreign country will not affect the terms of the 2014 Plan for any other country. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2014 Plan.

        Eligibility.    Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2014 Plan. As of July 31, 2014, there were approximately 150 employees, eight directors, and six contractors who would be eligible for awards under the 2014 Plan.

        Stock Options.    The Committee may grant either incentive stock options ("ISOs") qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding ten years.

        Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

        Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights ("SARs") as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the 2014 Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding ten years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

        Restricted Stock and Restricted Stock Units.    The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions and conditions. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the Committee.

        Dividend Equivalent Rights.    The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or shares of common stock equal in value to dividends paid on a specific number of shares or other periodic payments. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

        Performance Awards.    The Committee may grant performance awards payable in cash, shares of common stock, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2014 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. To the extent we determine that Section 162(m) of the Code shall apply to a performance award granted under the 2014 Plan, it is our intent that performance awards constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder. Further, if complying with Section 162(m) of the Code, no participant may receive awards in any calendar year which have an aggregate value of more than $5,000,000, and if such awards involve the issuance of common stock, the aggregate value shall be based on the fair market value of such shares on the date of grant of such awards. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards. However, the Committee may not, in any event, increase the amount of compensation payable to an individual upon the attainment of a performance goal intended to satisfy the requirements of Section 162(m) of the Code. With respect to a performance award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

        Performance Goals.    Awards of restricted stock, restricted stock units, and performance awards under the 2014 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more, or any combination of, the following criteria ("Performance Criteria"): comparable store sales; cash flow; cost; revenues; revenue ratios (per employee or per customer); sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow from operations; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's Common Stock; return on assets, equity or stockholders' equity; market share; inventory levels, inventory turn or shrinkage; inventory charge; total return to stockholders; project completion time and budget goals; customer growth; total market value; dividend payout; or dividend growth. Any Performance Criteria may be used to measure our performance as a whole or any business unit of the Company and may be measured relative to a peer Company or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly, periodic, and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

        Other Awards.    The Committee may grant other forms of awards payable in cash or shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2014 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

        Repricing of Stock Options or SARs Not Permitted.    The Committee may not "reprice" any stock option or SAR. For purposes of the 2014 Plan, "reprice" means any of the following or any other action that has the same effect as any of the following: (i) amending a stock option or SAR award to reduce its exercise price or base price; (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization; or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2014 Plan.

        Vesting, Forfeiture, Assignment.    The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2014 Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. "Full Value Awards" (i.e., restricted stock or restricted stock units) that constitute performance awards must vest no earlier than one year after the date of grant, and Full Value Awards that constitute "Tenure Awards" (as defined in the 2014 Plan) must vest no earlier than over the three-year period commencing on the date of grant. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting or waive any applicable restriction period for such Full Value Awards, provided that the shares of common stock subject to such awards shall be "Exempt Shares" (as defined in the 2014 Plan), unless such acceleration or waiver occurs by reason of the participant's death, disability, retirement, or occurrence of a change in control. The number of Exempt Shares is limited to 10% of the number of shares available for issuance under the 2014 Plan.

        The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant's termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant's termination of service during the applicable restriction period.

        Awards granted under the 2014 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of an award (other than an incentive stock option) to (i) the spouse, former spouse, or lineal descendants of the participant ("Family Members"); (ii) a trust or trusts for the exclusive benefit of such Family Members; (iii) a partnership in which the only partners are (1) such Family Members and/or (2) entities which are controlled by Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

        Adjustments Upon Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2014 Plan; (iv) the option price of each outstanding award; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2014 Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2014 Plan to the end that the same proportion of our issued and outstanding shares common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2014 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

        Amendment or Discontinuance of the 2014 Plan.    The Board of Directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2014 Plan in whole or in part, except, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded, or (ii) in order for the 2014 Plan and incentives awarded under the 2014 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote thereon. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2014 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2014 Plan, the holder of any award outstanding under the 2014 Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the 2014 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance of the 2014 Plan shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2014 Plan without the consent of the affected participant.

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2014 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

        Law Affecting Deferred Compensation.    In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

        Incentive Stock Options.    A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value

(determined as of the date of grant) of the shares with respect to which the participant's ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant's particular tax status.

        The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares were transferred to the participant (referred to as the "Holding Period"). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

        If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a "disqualifying disposition." If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO's exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the "disqualifying disposition" occurs. The participant's basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such "disqualifying disposition." In addition, the amount received in such "disqualifying disposition" over the participant's increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of the shares.

        Nonqualified Stock Options.    A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant's tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant's income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

        Special Rule if Option Price is Paid for in Shares.    If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant's tax basis and holding period for these shares received will be equal to the participant's tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares' fair market value. The participant's tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant's holding period for such shares will begin on the date of exercise.

        If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant's tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

        Restricted Stock.    A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant's tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

        Stock Appreciation Rights.    Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

        Other Awards.    In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

        Federal Tax Withholding.    Any ordinary income realized by a participant upon the exercise of an award under the 2014 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to the registration of the shares in the participant's name or, if requested by the participant in writing in accordance with the terms of the 2014 Plan, to the delivery of any certificate for shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Such payment may be made (i) by the delivery of cash to the company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the company; (ii) if the company, in its sole discretion, so consents in writing, the actual delivery by you to the company of shares of common stock that you have not acquired from the company within six months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the company; (iii) if the company, in its sole discretion, so consents in writing, the company's withholding of a number of shares to be delivered upon the exercise of a stock option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding obligations of the company; or (iv) any combination of (i), (ii), or (iii). Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant's tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

        Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

        Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that we determine that Section 162(m) of the Code will apply to any awards granted pursuant to the 2014 Plan, we intend that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

        If an individual's rights under the 2014 Plan are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

New Plan Benefits

        We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2014 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

        The market value of our common stock is $19.41 per share based on the closing price of our common stock on September 16, 2014.

        The Board of Directors unanimously recommends a vote "FOR" approval of the Company's 2014 Long-Term Incentive Plan.

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials. This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company's compensation program.

        As described in more detail below under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including equity awards that vest over certain time periods and performance-based equity awards) rewards sustained performance that is aligned with long-term stockholder interests. Please read the "Compensation Discussion and Analysis," compensation tables and narrative discussion sections of this Proxy Statement below for additional details about our executive compensation program, including information about the fiscal 2014 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for our business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives and the elements of the Company's executive compensation program as contained in the "Compensation Discussion and Analysis" section below. The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 15, 2014, the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015.

 CORPORATE GOVERNANCE

Director Nomination

        The Nominating and Governance Committee of the Board of Directors is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The members of the Nominating and Governance Committee are Steven R. Becker, as Chair, Terry Burman, Frank M. Hamlin and William Montalto. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and Chief Executive Officer, Chief Financial Officer or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last ten years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last ten years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that the information regarding the potential candidate or candidates has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for notice of the intention to nominate directors at the meeting. The notice should set forth

(a) as to each person whom the stockholder proposes as a potential candidate for director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder of record, as they appear on the Company's books, of the beneficial owners, if any, and, if such stockholder or beneficial owner is an entity, the persons controlling such entity, proposing such nomination, (ii) the class and number of shares of the Company which are held of record and beneficially by such stockholder and control persons and a description of certain agreements, arrangements or understandings among the stockholder, beneficial owners or control persons (and a representation to notify the Company of any such agreements, arrangements or understandings in effect as of the record date of the meeting), (iii) a representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy, and (iv) a representation whether the stockholder or the beneficial owner or control person, if any, will engage in a solicitation with respect to the nomination and, if so, certain information concerning the solicitation. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        In addition to submitting potential candidates for consideration by the Nominating and Governance Committee, any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters, in the form specified in the Bylaws, by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that all directors are independent, other than Mr. Rouleau, who is not independent due to his employment relationship with the Company. As prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Independent Chairman of the Board

        The Company has had different individuals serving as its Chief Executive Officer and Chairman of the Board since 2000. The separation of roles is designed to allow our Chief Executive Officer, Mr. Rouleau, to focus on the day-to-day management of the Company's business and our independent Chairman of the Board, Mr. Becker, to focus on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company's long-term strategic plans, (2) developing Board agendas, (3) working with Company management to ensure the Board has timely and adequate information, (4) coordinating Board committee activities, (5) supporting the Chief Executive Officer and (6) ensuring effective stakeholder communications. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Board of Directors oversees the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures. Accordingly, the Board of Directors periodically reviews the risks associated with the various departments within the Company, in addition to its other duties. The Board of Directors receives information from Board committees, management and advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

Communication with the Board of Directors

        Stockholders may communicate with one or more members of the Board in writing by regular mail. The following address may be used by stockholders who wish to send such communications:

  Board of Directors
  c/o Secretary
  Tuesday Morning Corporation
  6250 LBJ Freeway
  Dallas, Texas 75240

        Such communication should be clearly marked "Stockholder-Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stockholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Business Conduct

        We have adopted a "Code of Business Conduct" that establishes the business conduct to be followed by all of our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"), and all of our employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business.

Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2014. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents".

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2014, the Board of Directors held nine meetings. Each of our directors attended 75% or more of the Board and committee meetings held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). Directors are encouraged to attend the Company's annual meeting of stockholders. Messrs. Rouleau, Burman, Montalto and Willis attended the Company's 2013 Annual Meeting of Stockholders meeting held on November 6, 2013.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

        The Audit Committee has four members and met ten times during the fiscal year ended June 30, 2014. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Richard S. Willis, as Chair, William Montalto, Sherry M. Smith and Jimmie L. Wade. The Board of Directors has determined that Messrs. Willis and Wade and Ms. Smith each qualify as an "audit committee financial expert" as defined by applicable SEC rules and has designated each as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Audit Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Audit Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

  •
  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls;

  •
  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

  •
  pre-approve all audit and permissible non-audit fees;

  •
  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

  •
  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations;

  •
  review, approve and ratify related party transactions; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities.

Compensation Committee

        The Compensation Committee has three members and met 18 times during the fiscal year ended June 30, 2014. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of Terry Burman, as Chair, Sherry M. Smith and Richard S. Willis. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Compensation Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

  •
  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

  •
  review and assess the results of any stockholder advisory vote with respect to the Company's executive compensation;

  •
  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Compensation Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

        Compensation Committee meetings are regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. None of the executive officers are present during voting or deliberations on his or her compensation.

        The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to NASDAQ rules and federal securities laws and regulations, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under federal securities laws and regulations regarding conflicts of interest with respect to such advisors.

Nominating and Governance Committee

        The Nominating and Governance Committee has four members and met five times during the fiscal year ended June 30, 2014. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Steven R. Becker, as Chair, Terry Burman, Frank M. Hamlin and William Montalto. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

  •
  periodically review the Company's Certificate of Incorporation and Bylaws and make recommendations to the Board as they relate to corporate governance matters;

  •
  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

  •
  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

  •
  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

  •
  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

  •
  oversee and approve the management continuity planning process and make recommendations to the Board regarding CEO and other executive officer succession;

  •
  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

EXECUTIVE OFFICERS

        The following sets forth certain information about our executive officers, other than Mr. Rouleau, our Chief Executive Officer, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Jeffrey N. Boyer

        Mr. Boyer, age 56, has served as the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer since September 2013. Prior to joining the Company, Mr. Boyer, served as an executive officer of 24 Hour Fitness Worldwide Holdings, Inc., one of the world's largest operators of fitness centers, serving as Executive Vice President and Chief Operating Officer from June 2012 until September 2013, and Executive Vice President and Chief Financial Officer from April 2008 until June 2012. From January 2003 until April 2008, Mr. Boyer held various executive positions with Michaels Stores, Inc., a specialty retailer, including President, Co-President, and Chief Financial Officer. Prior to joining Michaels Stores, Inc., Mr. Boyer served as the Executive Vice President and Chief Financial Officer of Kmart Corporation and held multiple positions with Sears, Roebuck & Company, advancing to the position of Senior Vice President and Chief Financial Officer. Earlier in Mr. Boyer's career, he served in senior capacities with the Pillsbury Company and Kraft General Foods. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980. Mr. Boyer has served on the Board of Directors of Fossil Group, Inc., a designer and distributor of consumer fashion accessories, since December 2007.

Melissa Phillips

        Ms. Phillips, age 38, has served as the Company's Executive Vice President, General Merchandise Manager since April 2014. Prior to joining the Company, Ms. Phillips served as the General Manager of Home Decorators Collection, a division of The Home Depot, Inc., from August 2009 until April 2014. From April 2007 until May 2009, Ms. Phillips held various executive positions with Smith & Hawken, a retailer of garden lifestyle products, including Senior Vice President, Business to Business and Senior Vice President, Merchandising. Prior to joining Smith & Hawken, Ms. Phillips served in various roles with Wal-Mart Stores, Inc. from August 1998 until April 2007, including Divisional Merchandise Manager, Outdoor Living and Senior Buyer, Home Textiles.

Phillip D. Hixon

        Mr. Hixon, age 60, has served as the Company's Senior Vice President, Store Operations since June 2014. From September 2013 to June 2014, Mr. Hixon served as the Company's Vice President, Store Planning. Prior to joining the Company, Mr. Hixon served as Vice President of Business Development of Merchco Services, Inc., a provider of retail store development and support services, from June 2012 until August 2013. From 2011 until 2012 and 2005 until 2006, Mr. Hixon owned and served as principal of Diversified Resources LLC, where he developed and implemented programs for clients in the areas of strategic planning, effective business practices, process enhancement and organizational effectiveness. From 2009 until 2011, Mr. Hixon served in the Department of Strategy and Innovation of Petco Animal Supplies Inc., a specialty retailer of pet supplies. From 2006 until 2009, Mr. Hixon held various executive positions with Duckwall-Alco Stores Inc., a retail chain, including Senior Vice President, Store Operations, Real Estate, Store Development and Senior Vice President, Merchandising. Mr. Hixon served as Vice President, Store Development for Michaels Stores, Inc., a national arts and crafts specialty retailer, from 1987 until 2005.

Susan Davidson

        Ms. Davidson, age 52, has served as the Company's Senior Vice President, Marketing since June 2014. Prior to joining the Company, Ms. Davidson served as an executive officer of Sally Beauty Supply, a national retailer of beauty supplies, serving as Group Vice President, Merchandising from 2009 until 2012 and as Vice President of Marketing from 2008 until 2009. From 2002 until 2006, Ms. Davidson served as Senior Vice President—Marketing, Merchandising and Direct Channel for Things Remembered, a retailer specializing in personalized gift items. From 1995 until 2002, Ms. Davidson held various executive positions with Zale Corporation, a jewelry retailer, including Senior Vice President (Corporate Database Marketing, Corporate Customer Service, Corporate Communications), and President of Gordon's Jewelers, a retail jewelry chain and subsidiary of Zale Corporation.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Discussion and Analysis provides a description of the total compensation provided to the named executive officers. This includes the philosophy and rationale that the Compensation Committee uses in the development of reward programs and the factors that it used in making decisions about compensation. The discussion and analysis also contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Fiscal 2014 Business Summary

        As a Company in turnaround, fiscal 2014 was a year of transition and change. The Company brought in a new Chief Executive Officer and leadership team to focus management on developing a new business strategy and approach and implementing the changes necessary to move to profitable growth. The new team includes the following named executive officers:

  •
  R. Michael Rouleau, Chief Executive Officer: appointed Interim Chief Executive Officer March 2013 and appointed Chief Executive Officer August 2013;

  •
  Jeffrey N. Boyer, Executive Vice President, Chief Administrative Officer and Chief Financial Officer: appointed September 2013;

  •
  Melissa Phillips, Executive Vice President, General Merchandise Manager: appointed April 2014; and

  •
  Phillip D. Hixon, Senior Vice President, Store Operations: promoted June 2014.

For fiscal 2014, in addition to the foregoing named executive officers, our "named executive officers," as defined by SEC regulations for compensation disclosure purposes, also included the following former executives (referred to as our "former executives"): Stephanie Bowman, former Executive Vice President and Chief Financial Officer; John C. Rossler, former Executive Vice President and Chief Administrative Officer; and Ross E. Manning, our former Senior Vice President, Marketing.

        Tuesday Morning significantly improved performance in fiscal 2014. The Company showed improved results in the following areas:

  •
  Stock Price—appreciated 71.8% growing from $10.62 to $17.82 in fiscal 2014, and up from $4.61 at the beginning of fiscal 2013.

  •
  Sales—increased by 5.2%.

  •
  Comparable Store Sales—increased by 6.1%.

  •
  Inventory—a decrease in inventory on a unit basis of 9%.

  •
  Cash Position—considerable improvement including a cash and cash equivalent position of $49.7 million at the end of fiscal 2014 compared to a cash and cash equivalent position of $28.9 million at the end of fiscal 2013.

        In fiscal 2014, the executive team successfully completed the initial phases of the Company's business turnaround strategy and began the final stages, including improving store layout and presentation, preparing for the 2013 holiday shopping season, and positioning the Company to start producing consistent sales and profit increases. Some of the initiatives and results that are contributing to the successful turnaround include the following:

  •
  updating the merchandise strategy;

  •
  transitioning stores to new merchandise categories;

  •
  reducing clearance merchandise;

  •
  implementing a disciplined, seasonal buying process;

  •
  refining our real estate strategy;

  •
  continuing to improve efficiency and effectiveness of the Company's supply chain; and

  •
  moving from multi-page circulars to smaller, more impactful circulars.

Compensation Philosophy

        Our compensation program is designed to motivate long-term growth and to hold executives accountable for key annual results year-over-year. The program is designed to reward performance linked to shareholder value and support executive recruitment and engagement. All of this together will support shareholder return.

        We believe that a significant portion of an executive's total direct compensation should be based on the Company's performance and improving shareholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as the long-term equity incentive program.

        The Company's compensation philosophy is to manage individual total compensation around the median of the market. As a part of this total compensation philosophy, base salaries are generally administered at or slightly below the market median and the variable pay components of short-term and long-term equity compensation are targeted closer to market median. Individual executives may earn more or less that targeted compensation levels based on actual Company, team and individual performance.

What We Do & What We Don't Do

        The table below highlights certain of our current compensation practices, including the practices we have implemented because we believe they support shareholder return and certain practices we have not implemented because we do not believe they would serve our stockholders' long term interests.

Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don't Do)
Pay-for-Performance. A significant portion of our executive compensation is based on Company performance. In fiscal 2014, 77% of the Chief Executive Officer's actual pay was tied to Company stock or financial performance.	No Tax Gross-Up Upon Change in Control. The Company does not provide any tax gross-ups on payments that are contingent on a change in control.
Stock Ownership Guidelines. Senior executives and non-employee directors are required to own meaningful amounts of the Company's stock.	No Hedging or Pledging of Stock. The Company maintains policies that prevent senior executives and non-employee directors from entering into agreements regarding the Company's stock.
Retention/Holding Requirements. Senior executives are required to hold 50% of the net shares of stock from exercise or vesting of awards until they have met their guideline for stock ownership.	No Employment Agreements other than for the Chief Executive Officer. The Company does not have employment agreements for senior executives other than the Chief Executive Officer.
Minimal Use of Benefits and Perquisites. The Company only provides benefits and perquisites to executives that are generally only available to all other employees.	No Repricing. The Company's equity incentive plans do not allow for the repricing of equity awards.

Fiscal 2013 "Say on Pay" Advisory Vote on Executive Compensation

        At the 2013 Annual Meeting of the Company's stockholders held on November 6, 2013, approximately 97% of our stockholders that voted on our "Say on Pay" advisory proposal voted to approve the executive compensation of our named executive officers as disclosed in our proxy statement for such meeting. While we are pleased with the voting results from our stockholders, our Board of Directors and Compensation Committee continue to assess the Company's compensation practices to ensure they support Company performance, good governance practices, and shareholder value.

Fiscal 2014 Compensation Summary

        The number one priority continues to be returning the Company to profitability. As a result, for fiscal 2014 the majority of the compensation objectives, pay programs and pay practices align pay with actual Company performance. Under the Company's new 2014 Annual Cash Incentive Plan, the Company fell short of its targeted Profit Before Taxes goal, and therefore actual incentive awards were paid at a performance level between threshold and target. In addition, as a Company still in turnaround, base salary, target short-term cash incentives and target long-term equity awards approximate median of the market, or slightly below.

        The Compensation Committee conducted a comprehensive review of the executive compensation program in fiscal 2014 in consultation with the Compensation Committee's independent compensation consultant, the Hay Group, and took the following actions:

  •
  updated the Company's peer group;

  •
  changed the metrics in the Annual Cash Incentive Plan to profit before taxes;

  •
  redesigned the long-term incentive program;

  •
  introduced performance vesting into the Chief Executive Officer's long-term incentive program award;

  •
  implemented stock ownership guidelines;

  •
  established stock retention/holding requirements;

  •
  updated and strengthened the insider trading policy; and

  •
  authorized a proposal to stockholders to replace the 2008 Long-Term Equity Incentive Plan with a new 2014 Long-Term Incentive Plan.

Compensation Committee Responsibilities

        The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing the development and administration of our executive compensation programs. Annually, the Compensation Committee reviews executive compensation programs and practices relative to Company performance and market trends and practices. The Compensation Committee ensures that the compensation paid to executives is fair, reasonable, appropriately competitive, and linked to performance. The Compensation Committee establishes the design of all executive remuneration programs, including those for our Chief Executive Officer. The Compensation Committee reviews and approves annual pay targets, sets financial and business metrics for performance plans, and approves final payout levels for executive officers within the Compensation Committee's scope.

The Role of the Executive Compensation Consultant to the Compensation Committee

        In December 2013, the Compensation Committee retained the Hay Group, a nationally recognized human resource and executive compensation consulting firm, to serve as the independent consultant to the Compensation Committee. During fiscal 2014, Hay Group assisted the Compensation Committee with benchmark information regarding retail industry compensation practices, the design of short and long-term incentive plans, and other information necessary for a well-designed executive compensation program. Hay Group did not provide any additional consulting services to the Company in fiscal 2014, other than providing a subscription to a compensation survey which is used to provide market data for executive positions and other jobs at the Company.

The Role of Management

        In reviewing and making compensation decisions, the Compensation Committee also relies on the Chief Executive Officer's view of the business, people strategy, and performance of the other senior executives. Certain members of Company management meet periodically with the Hay Group at the direction of the Compensation Committee to ensure the consultants have the information they need to advise the Compensation Committee.

Peer Group Analysis

        In fiscal 2014, the Compensation Committee conducted a comprehensive review of the peer group to assure that it provides a relevant comparison to the market.

        The Compensation Committee considered a number of factors in determining the appropriate peer group including: similar size in terms of revenue (1/2x to 2x the Company's revenue), financial performance (market capitalization, profitability, and gross margin), and business model (e.g., retail, hardgoods retail, household goods retail, and off-price retail, number of stores, number of employees). The Compensation Committee, with advice from the Hay Group, approved the new peer group in November 2013. The new peer group includes the following companies:

Big 5 Sporting Goods	Big Lots
Cato Corp	Five Below
Fred's	Gordmans Stores
Haverty Furniture	Hibbett Sports
Kirkland's	La-Z-Boy
New York & Company	Pier 1 Imports
Restoration Hardware	Stage Stores
Stein Mart

        As a result of its review, the Compensation Committee eliminated the following companies from the fiscal 2014 peer group because they no longer met the factors described above:

Coldwater Creek	Conn's
Cost Plus	Hot Topic
Overstock.com	Pacific Sunwear
School Specialty

Executive Compensation Pay Components

        The principal components of compensation program for our named executive officers in fiscal 2014 included base salary, the Annual Cash Incentive Plan and long-term equity incentive compensation. Mr. Rouleau's fiscal 2014 compensation also included a signing bonus of $575,000 and certain sign-on equity grants pursuant to the terms of his employment agreement as described below under "Chief Executive Officer Compensation." Fiscal 2014 compensation for certain of our former executives included severance payments, consulting payments and payments of the remaining portions of retention bonuses awarded in fiscal 2012 as described below under "Former Executives Compensation."

        The Compensation Committee requested that Hay Group conduct an executive compensation market study of the Company's top eight executive positions. The consultants compared the Company's pay practices to the peer group and the retail market in general referencing the Hay Group Retail Executive and Management Total Remuneration Report. As a part of that review, the consultants provided observations and recommendations to the Compensation Committee.

        Hay Group's findings were that overall, total direct compensation (base salary, plus short term incentives, plus long-term compensation) was generally at or below market. The Compensation Committee decided to generally maintain base salaries at or slightly below market and to provide performance-based short-term incentives and equity awards to bring total direct compensation closer to the median of the market.

Base Salary

        The annual base salary of our named executive officers represents the fixed component of compensation. The Compensation Committee annually reviews the named executive officers' base salaries. In determining the appropriate level of base salary, the Compensation Committee considers market data, Company performance, and individual executive performance. The Compensation Committee receives input from the Board of Directors regarding our Chief Executive Officer's performance, and the Compensation Committee receives input from the Chief Executive Officer regarding each named executive officer's performance. For fiscal 2014, none of the named executive officers received a base salary increase, except for Mr. Hixon who received an increase in his base salary from $200,000 to $260,000 in connection with his promotion to Senior Vice President, Store Operations in June 2014.

Annual Cash Incentive Plan

        The short-term incentive program, or the Annual Cash Incentive Plan, is designed to recognize annual performance. Earned incentives under the Annual Cash Incentive Plan are paid in cash after the end of the fiscal year.

        For fiscal 2014, the Compensation Committee established Profit Before Taxes ("PBT") as the sole metric under the Annual Cash Incentive Plan to emphasize the importance of the turnaround objective to improve profit and to provide focus for participants. PBT is measured on an adjusted, non-GAAP basis to exclude certain non-recurring or unusual items primarily related to the Company's business turnaround strategy, such as costs associated with the management transition and repositioning stores/merchandise under the new strategy.

        For fiscal 2014, the Compensation Committee established a "target" performance level for PBT of $2 million. Performance of the Company at the target performance level is intended to result in an annual cash incentive at a specified percentage of the named executive officer's base salary. The Compensation Committee also determined a range of possible cash incentives above and below target performance for achieving "threshold" and "maximum" performance. For amounts between the threshold and target levels or between the target and maximum levels, straight line interpolation is to be used. No payments are to be awarded under the plan if threshold performance is not achieved, and no additional payments are to be awarded for performance in excess of the maximum level.

        During fiscal 2014, the "individual" target award expressed as a percent of base salary was as follows: Mr. Rouleau, Chief Executive Officer—75%; Mr. Boyer, Executive Vice President, Chief Administrative Officer and Chief Financial Officer—50%; and Mr. Hixon, Senior Vice President, Store Operations—35% effective with his promotion in June 2014 and 25% for the remainder of fiscal 2014. The difference in individual target awards reflects differences in the scope of duties and responsibilities of the executives' respective positions. Ms. Phillips was not eligible for a bonus based on when she joined the Company during the fiscal year. Since the former executives left the Company prior to incentive awards being paid, they were not eligible to receive a payment under this plan.

        The following table describes the PBT performance targets, adjusted PBT performance and payout levels for fiscal 2014:

Performance Level	Profit Before Taxes	Payout Level
Below Threshold	—	0%
Threshold	$0	50%
Target	$2,000,000	100%
Maximum	$4,000,000	150%
Adjusted PBT Performance	$477,000	61.9%

        For fiscal 2014, adjusted PBT performance of $477,000 was between the threshold and target performance levels. PBT performance was adjusted to exclude certain non-recurring or unusual items primarily related to the Company's business turnaround strategy, such as costs associated with the management transition and repositioning stores/merchandise under the new strategy. The actual annual cash incentive payouts for fiscal 2014 for Messrs. Rouleau, Boyer and Hixon were prorated based upon the time during fiscal 2014 in which they served in their current positions. Messrs. Rouleau and Boyer were each entitled to a prorated payout of 83% of their full payouts, and Mr. Hixon was entitled to a prorated payout of 75% of his full payout. The annual cash incentive pro-rated payouts for fiscal 2014 were as follows:

Executive	2014 Cash Incentive Payout
R. Michael Rouleau	$216,650
Jeffrey N. Boyer	$103,167
Phillip D. Hixon	$25,328

Long-Term Equity Incentive Program

        Our long-term equity incentive program incents participants to drive sustained long-term financial and operational performance that enhances shareholder value. Participants are considered for awards annually, typically in February, in non-qualified stock options and/or restricted stock. Following the fiscal 2014 executive pay market study conducted by the Hay Group, the Compensation Committee changed from granting specified numbers of shares to executives based on organization level to a program with targeted long-term incentive award dollar values by level based on market information.

        The Company's named executive officers receive 75% of their long-term award value in non-qualified stock options and 25% of their award in time-vested restricted shares. Both forms of stock vest in four equal installments of 25% per year. The following table summarizes the number of shares granted to the named executive officers (other than the Chief Executive Officer who is separately discussed below) in fiscal 2014:

Executive	Stock Options	Restricted Stock	Fiscal 2014 Targeted Award Dollar Value
Jeffrey N. Boyer	287,420	4,114	$467,000
Melissa Phillips	45,856	5,096	$300,000
Phillip D. Hixon	14,674	514	$70,000
Ross E. Manning	18,429	2,026	$115,000

        Each of the Company's former executives, except Mr. Manning, left the Company prior to the annual grant of awards under the long-term incentive program and therefore did not receive any such awards during fiscal 2014. Mr. Manning subsequently forfeited his awards under the long-term incentive program upon his departure from the Company during fiscal 2014.

Chief Executive Officer Compensation

        In March 2013, R. Michael Rouleau was named Interim Chief Executive Officer of the Company. At that time, his cash compensation was set at $10,000 per month and in May 2013 was increased to $20,000 per month. In August 2013, Mr. Rouleau was appointed Chief Executive Officer of the Company. In connection with his appointment, the Company entered into an employment agreement with Mr. Rouleau, the terms of which are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table."

        The following table summarizes Mr. Rouleau's compensation for fiscal 2014:

Compensation Element	Fiscal 2014 Compensation
Annual Base Salary	$560,000
Target Annual Incentive Opportunity	75% of Base Salary (38.7% Actual Payout)
Sign-On Cash Bonus	$575,000
Sign-On Equity (August 29, 2013 Grant Date)
Stock Options	350,000
Restricted Stock	30,000
Annual Equity (February 18, 2014 Grant Date) Fiscal 2014 Targeted Award Dollar Value of $1,350,000
Stock Options	80,011
Performance Vested Stock Options	135,000
Restricted Stock	47,629

        Sign-on stock options granted to the Chief Executive Officer vests in five installments over two years from the date of grant. Sign-on restricted stock granted to the Chief Executive Officer vests in two equal installments over 12 months from the date of the grant. Annual stock options and restricted shares vest 50% on the first and 50% on the second anniversary of the grant date. Annual performance vested stock options granted to the Chief Executive Officer vest fully on the second anniversary of the grant date if the Company achieves the PBT goal over two years. However, if the Company achieves the PBT goal within the first year of the grant date, 50% of the options vest on the first anniversary and 50% vest on the second anniversary of the grant date.

Former Executives Compensation

        For fiscal 2014, compensation for our former executives, except Mr. Rossler, also included the remaining portions of retention bonuses awarded to the executives in fiscal 2012, which was partially payable in fiscal 2013 and the remainder in fiscal 2014. For fiscal 2014, compensation for Ms. Bowman included amounts received pursuant to the Consulting Agreement and Release that she entered into with the Company during fiscal 2014 in connection with her departure. For fiscal 2014, compensation for Mr. Rossler included amounts received pursuant to the Severance Agreement and Release that he entered into with the Company during fiscal 2014 in connection with his departure. The terms of the agreements are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table."

Other Compensation and Clawback Provision

        We do not offer non-qualified benefits such as deferred compensation, corporate-owned life insurance or supplemental executive retirement programs to our named executive officers. In addition, we provide minimal perquisites to our executives which are referenced in footnote (3) of the Summary Compensation Table below. The Compensation Committee believes that the perquisites provided to our executives are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

        We typically have clawback arrangements with an executive if he or she receives a sign-on or relocation bonus as a part of the new hire recruitment process. Our executives are entitled to standard employee benefits generally offered to other eligible Company associates.

Stock Ownership Guidelines for Executives and Non-Employee Directors

        The Compensation Committee adopted stock ownership requirements during 2014. The guidelines are shown below and generally must be achieved within five years of becoming subject to the policy.

Organizational Level	Ownership Guideline as a Multiple of Base Salary/Annual Cash Retainer
Chief Executive Officer	5x
Executive Vice President	2x
Senior Vice President	1x
Non-Employee Directors	3x

        For purposes of calculating stock ownership, the following sources may be included:

  •
  shares of common stock owned outright by the non-employee director or officer, as well as stock owned by his or her immediate family members residing in the same household;

  •
  shares of common stock held in trust for the benefit of the non-employee director or officer, as well as his or her family;

  •
  unvested restricted stock or restricted stock units;

  •
  if applicable, shares of common stock held pursuant to deferred compensation arrangements; and

  •
  if applicable, shares purchased with amounts invested in the Company's retirement plans, including, without limitation, the 401(k) plan and any employee stock purchase plan.

        Unexercised options and unearned performance shares are not counted toward stock ownership requirements.

Stock Retention/Holding Requirements

        While the executive officer or director is not in compliance with his or her stock ownership requirement, the executive officer or director must retain 50% of the net shares (after cashless exercises of options and the payment of any applicable tax liability related to equity grants by the Company) of the vested long-term incentive plan shares or annual equity retainer awarded to the executive officer or director. The executive officer or director may sell Company stock acquired by exercising stock options for the limited purpose of paying the exercise price of the stock option and may sell shares to pay any applicable tax liability related to equity grants by the Company.

Anti-Hedging Policy

        The Company has an anti-hedging policy that prohibits the named executive officers, the Company's Board of Directors and other Company associates from hedging against a decrease in the value of the Company's stock. Under the policy, the named executive officers are prohibited from purchasing any financial instruments designed to offset decreases in the market value of the Company's stock. During fiscal 2014, all named executive officers were in compliance with this Policy.

Anti-Pledging Policy

        The Company has adopted an anti-pledging policy that prohibits the named executive officers, the Company's Board of Directors and other Company associates from holding the Company's stock in a margin account or otherwise pledging the Company's stock as collateral for a loan. None of the named executive officers pledged any Company stock in 2014.

Tax and Accounting Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Although the Compensation Committee does design certain components of its executive compensation program to seek full deductibility, the Compensation Committee believes that the interests of stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Compensation for Fiscal 2015

        The following is a brief summary of certain changes to the compensation of the named executive officers for fiscal 2015, which is intended to provide additional information to stockholders in their review of the Company's compensation program for fiscal 2014. A more detailed description of compensation for fiscal 2015 will be included in the proxy statement for the 2015 Annual Meeting of Stockholders.

Fiscal 2015 Annual Cash Incentive Plan

        For fiscal 2015, the Compensation Committee elected to use a new metric, Operating Income, under the Annual Cash Incentive Plan. The Compensation Committee believes this new metric is more closely aligned with the financial metrics utilized internally and by stockholders to evaluate the Company's performance. Under the fiscal 2015 Annual Cash Incentive Plan, participants will again have the opportunity to earn a target bonus payout as a percentage of bonus eligible base salary based upon the Company's achievement of Operating Income. In order to pay out any bonus awards, the Company must meet a threshold level of performance with respect to the Operating Income measure. Once the threshold level is reached, the bonus may be funded from 50% to 150% of target levels depending on actual financial results. Individual award payouts will be determined based on Company performance, the participant's bonus target, and the participant's individual performance. Individual performance is based on management's recommendation at the end of the fiscal year. The target bonus payout as a percentage of bonus eligible base salary for Messrs. Rouleau, Boyer and Hixon and Ms. Phillips during fiscal 2015 is 100%, 50%, 40% and 50%, respectively.

Severance Arrangement with Former Executive Officer

        As discussed under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table", in July 2014, the Company entered into a Severance Agreement and Release with Mr. Manning, the Company's former Senior Vice President, Marketing.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers served as a member of the Compensation Committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors.

Compensation Program Risk

        As part of its oversight of the Company's executive pay programs, the Compensation Committee considers the impact of the Company's compensation programs and the incentives created by the potential compensation rewards that it administers on the Company's risk profile. In addition, the Company reviews all of its existing compensation policies and plans to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and plans are not reasonably likely to have a material adverse effect on the Company. The compensation policies and plans are designed to consider risk mitigation including vesting schedules, ownership guidelines, stock retention/holding requirements, and monitoring incentive compensation plans compared to Company performance.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE Terry Burman, Chair Sherry M. Smith Richard S. Willis

 SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation of each of the named executive officers for the fiscal years ended June 30, 2014, June 30, 2013, and June 30, 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
R. Michael Rouleau,	2014	$535,986	$575,000	$1,063,400	$2,810,950	$216,650	—	$125,627	$5,327,613
Chief Executive Officer(4)	2013	$88,271	—	$37,500	$691,651	—	—	—	$817,422
Jeffrey N. Boyer,	2014	$328,333	—	$58,378	$1,495,943	$103,167	—	$5,394	$1,991,215
Executive Vice President, Chief
Administrative Officer and Chief
Financial Officer(5)
Melissa Phillips,	2014	$68,939	—	$75,013	$316,026	—	—	$150,244	$610,222
Executive Vice President,
General Merchandise Manager(6)
Phillip D. Hixon,	2014	$155,507	—	$7,294	$112,410	$25,328	—	$6,317	$306,856
Senior Vice President, Store
Operations(7)
Stephanie Bowman,	2014	$60,375	$48,000	—	—	—	—	$294,077	$402,452
Former Executive Vice President	2013	$302,500	$12,000	$117,125	$311,190	—	—	$35,278	$778,093
and Chief Financial Officer(8)	2012	$283,333	—	—	—	—	—	$10,390	$293,723
John C. Rossler,	2014	$51,705	—	—	—	—	—	$305,153	$356,858
Former Executive Vice President	2013	$205,556	$50,000	$140,550	$518,650	—	—	$29,725	$944,480
and Chief Administrative Officer(9)
Ross E. Manning,	2014	$230,208	$40,000	$28,749	$104,885	—	—	$40,253	$444,095
Former Senior Vice President,	2013	$250,000	$10,000	—	—	—	—	$43,482	$303,482
Marketing(10)	2012	$250,000	—	—	—	—	—	$11,290	$261,290

(1)
This column represents the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note 1(l) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards included in the Summary Compensation Table above. For additional information regarding stock and option awards to the named executive officers, refer to the "Grants of Plan-Based Awards in Fiscal 2014" table and "Outstanding Equity Awards at 2014 Fiscal Year-End" table.

(2)
The amounts set forth in this column consist of annual cash incentive compensation earned in fiscal 2014, based on the Company's fiscal 2014 financial performance, but paid in fiscal 2015 under the Company's Annual Cash Incentive Plan for fiscal 2014. For fiscal 2014, compensation earned under the plan equaled approximately 38.7% of Mr. Rouleau's base salary, 25.8% of Mr. Boyer's base salary and 9.7% of Mr. Hixon's base salary. Ms. Bowman and Messrs. Rossler and Manning departed from the Company prior to the end of the performance period and, therefore, they forfeited their awards under the plan for fiscal 2014. Ms. Phillips joined the Company during the performance period and, therefore, she did not participate in the plan for fiscal 2014. See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for more information regarding the Annual Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2014:

	Matching Contributions(3-a)	Life Insurance(3-b)	Long-Term Disability	Vacation Payout	Severance Benefits(3-c)	Consulting Fees(3-d)	Miscellaneous(3-e)	Total All Other Compensation
R. Michael Rouleau	$5,600	$371	$645	—	—	—	$119,011	$125,627
Jeffrey N. Boyer	—	$350	$606	—	—	—	$4,438	$5,394
Melissa Phillips	—	$73	$126	—	—	—	$150,045	$150,244
Phillip D. Hixon	—	$256	$368	—	—	—	$5,693	$6,317
Stephanie Bowman	$3,820	$105	$195	$35,135	—	$254,625	$197	$294,077
John C. Rossler	—	$84	$156	$31,250	$270,833	—	$2,830	$305,153
Ross E. Manning	$9,624	$437	$770	$15,385	—	—	$14,037	$40,253

(3-a)
Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan available to all eligible employees.

(3-b)
The value attributable to $300,000 of life insurance premiums provided pursuant to the Company's health benefit program available to all eligible employees.

(3-c)
The severance benefits paid or accrued to Mr. Rossler in fiscal 2014 include a severance payment of $325,000 payable over 12 months pursuant to the terms of his Severance Agreement and Release, the terms of which are discussed in the narrative below.

(3-d)
The consulting fees paid to Ms. Bowman include the aggregate amount of monthly consulting fees paid to Ms. Bowman in fiscal 2014 pursuant to the terms of her Consulting Agreement and Release, the terms of which are discussed in the narrative below.

(3-e)
The amounts set forth in this column represent the Company's contribution to the executive's health and dental benefits. Additionally, Mr. Rouleau was reimbursed $60,290 for commuting expenses and an additional $53,571 for taxes associated with the reimbursements. Ms. Phillips also received a one-time lump sum payment of $150,000 gross to cover expenses related to temporary living, house hunting or home visit trips, the sale of her home in Georgia, the purchase of her home in Texas and other miscellaneous relocation expenses.
(4)
Mr. Rouleau was appointed as interim Chief Executive Officer on March 3, 2013 and as Chief Executive Officer on August 19, 2013. In August 2013, the Company and Mr. Rouleau entered into an employment agreement, the terms of which are discussed in the narrative below. Pursuant to the employment agreement, Mr. Rouleau received a signing bonus of $575,000, which is included in the "Bonus" column. Pursuant to the employment agreement, Mr. Rouleau received certain grants of stock options and shares of restricted stock, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2014" table. With respect to the amount reflected as salary for fiscal 2014, $16,495 of such amount represents director fees paid to Mr. Rouleau in fiscal 2014, which he ceased earning upon becoming Chief Executive Officer in August 2013.

(5)
Mr. Boyer was appointed as the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer effective as of September 5, 2013. In connection with his appointment, Mr. Boyer received certain grants of stock options, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2014" table.

(6)
Ms. Phillips was appointed as the Company's Executive Vice President, General Merchandise Manager effective as of April 21, 2014. In connection with her appointment, Ms. Phillips received certain grants of stock options and shares of restricted stock, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2014" table.

(7)
Mr. Hixon was promoted to the position of Senior Vice President, Store Operations effective as of June 2, 2014.

(8)
The employment of Ms. Bowman terminated effective as of September 9, 2013. In connection with her termination, the Company and Ms. Bowman entered into a Consulting Agreement and Release, the terms of which are discussed in the narrative below. The "Bonus" column includes the remaining portion of a retention bonus awarded to Ms. Bowman in fiscal 2012, which was partially payable in fiscal 2013 and the remainder in fiscal 2014.

(9)
The employment of Mr. Rossler was terminated effective as of August 28, 2013. In connection with his termination, the Company and Mr. Rossler entered into a Severance Agreement and Release, the terms of which are discussed in the narrative below.

(10)
The employment of Mr. Manning was terminated effective as of June 2, 2014. In connection with his termination, subsequent to the end of fiscal 2014, the Company and Mr. Manning entered into a Severance Agreement and Release, the terms of which are discussed in the narrative below. The "Stock Awards" and "Option Awards" columns reflect certain grants of stock options and shares of restricted stock to Mr. Manning, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2014" table; however, Mr. Manning subsequently forfeited these awards in connection with his departure. The "Bonus" column includes the remaining portion of a retention bonus awarded to Mr. Manning in fiscal 2012, which was partially payable in fiscal 2013 and the remainder in fiscal 2014.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2014. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2014 under the Annual Cash Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Michael Rouleau(3)	—	$210,000	$420,000	$630,000	—	—	—	—	—	—	—
	8/29/13	—	—	—	—	—	—	30,000	—	—	$380,400
	8/29/13	—	—	—	—	—	—	—	350,000	$12.68	$1,646,085
	2/18/14	—	—	—	—	—	—	47,629	—	—	$683,000
	2/18/14	—	—	—	—	—	—	—	80,011	$14.34	$433,476
	2/18/14	—	—	—	—	135,000	—	—	—	$14.34	$731,390
Jeffrey N. Boyer(4)	—	$100,000	$200,000	$300,000	—	—	—	—	—	—	—
	9/6/13	—	—	—	—	—	—	—	250,000	$12.395	$1,282,975
	2/18/14	—	—	—	—	—	—	4,114	—	—	$58,378
	2/18/14	—	—	—	—	—	—	—	37,420	$14.19	$212,968
Melissa Phillips(5)	5/13/14	—	—	—	—	—	—	5,096	—	—	$75,013
	5/13/14	—	—	—	—	—	—	—	45,856	$14.72	$316,026
Phillip D. Hixon(6)	—	$26,708	$53,417	$80,126	—	—	—	—	—	—	—
	11/6/13	—	—	—	—	—	—	—	10,000	$12.825	$79,646
	2/18/14	—	—	—	—	—	—	514	—	—	$7,294
	2/18/14	—	—	—	—	—	—	—	4,674	$14.19	$32,764
Stephanie Bowman	—	—	—	—	—	—	—	—	—	—	—
John C. Rossler	—	—	—	—	—	—	—	—	—	—	—
Ross E. Manning(7)	2/18/14	—	—	—	—	—	—	2,026	—	—	$28,749
	2/18/14	—	—	—	—	—	—	—	18,429	$14.19	$104,885

(1)
For Messrs. Rouleau, Boyer and Hixon, represents a grant pursuant to the Company's Annual Cash Incentive Plan for fiscal 2014 if the applicable Company financial performance metric is satisfied. The Compensation Committee determined a "target" performance level for the Company for the sole financial performance metric (profit before taxes). Performance of the Company at the target level would result in an annual cash incentive that is 75% of Mr. Rouleau's base salary, 50% of Mr. Boyer's base salary and 25.8% of Mr. Hixon's base salary, prorated for one month as a Senior Vice President with a $260,000 base salary and 35% target bonus opportunity, and eight months as a Vice President with a $200,000 base salary and a 25% target bonus opportunity, based on the periods he served in these positions during the fiscal year. The Compensation Committee also determined a range of possible cash incentives above and below target performance, (i) ranging from 37.5% of Mr. Rouleau's base salary for achieving "threshold" performance to 112.5% of Mr. Rouleau's base salary for achieving "maximum" performance, (ii) ranging from 25% of Mr. Boyer's base salary for achieving "threshold" performance to 75% of Mr. Boyer's base salary for achieving "maximum" performance and (iii) ranging from 12.9% of Mr. Hixon's prorated base salary for achieving "threshold" performance to 38.8% of Mr. Hixon's prorated base salary for achieving "maximum" performance. For amounts between the threshold and target levels or between the target and maximum levels, straight line interpolation was used. No payments were awarded under the plan if threshold performance was not achieved, and no additional payments were awarded for performance in excess of the maximum level. Payments were also prorated for executives eligible to participate under the plan, but who were not serving in their positions during the entire performance period. As a result, for fiscal 2014, Messrs. Rouleau, Boyer and Hixon were entitled to prorated amounts of 83%, 83% and 75%, respectively, of their awards under the plan. Annual incentive payments equaling approximately 38.7% of Mr. Rouleau's base salary, 25.8% of Mr. Boyer's base salary and 9.7% of Mr. Hixon's base salary were paid to the executives in early fiscal 2015 based on the Company's fiscal 2014 financial performance in relation to the performance metric and performance levels included in the Annual Cash Incentive Plan for fiscal 2014. Ms. Bowman and Messrs. Rossler and Manning departed from the Company prior to the end of the performance period and, therefore, they forfeited their awards under the plan for fiscal 2014. Ms. Phillips joined the Company during the performance period and, therefore, she did not participate in the plan for fiscal 2014. See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2014.

(2)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards. All equity awards granted to Messrs. Boyer, Hixon and Manning during fiscal 2014 were granted pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan (the "2004 Plan"). All other equity awards granted during fiscal 2014 were granted pursuant to the 2008 Plan. Stock options granted under the 2004 Plan have an exercise price equal to the mean of the high and low closing prices on the date of grant. Stock options granted under the 2008 Plan have an exercise price equal to the closing price on the date of grant.

(3)
The equity awards granted to Mr. Rouleau consist of: (i) a grant of 30,000 shares of restricted stock on August 29, 2013, which vest in two equal installments (15,000 shares on February 19, 2014 and 15,000 shares on August 19, 2014); (ii) a grant of stock options to purchase 350,000 shares of the Company's Common Stock on August 29, 2013, which vest in five installments over two years (75,000 shares on September 30, 2013, 75,000 shares on February 19, 2014, 75,000 shares on August 19, 2014, 75,000 shares on February 19, 2015 and 50,000 shares on August 19, 2015); (iii) a grant of 47,629 shares of restricted stock on February 18, 2014, which vest in two equal annual installments on February 18, 2015 and February 18, 2016; (iv) a grant of stock options to purchase 80,011 shares of the Company's Common Stock on February 18, 2014, which vest in two equal annual installments on February 18, 2015 and February 18, 2016; and (v) a grant of stock options to purchase up to 135,000 shares of the Company's Common Stock on February 18, 2014, of which up to a maximum of 50% vests on February 18, 2015 and, to the extent not previously vested, 100% vests on February 18, 2016, in each case, subject to certain performance conditions as discussed under "Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation".

(4)
The equity awards granted to Mr. Boyer consist of: (i) a grant of stock options to purchase 250,000 shares of the Company's Common Stock on September 6, 2013, which vest in four equal annual installments on September 6, 2014, September 6, 2015, September 6, 2016 and September 6, 2017; (ii) a grant of 4,114 shares of restricted stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018; and (iii) a grant of stock options to purchase 37,420 shares of the Company's common stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(5)
The equity awards granted to Ms. Phillips consist of: (i) a grant of 5,096 shares of restricted stock on May 13, 2014, which vest in four equal annual installments on May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018; and (ii) a grant of stock options to purchase 45,856 shares of the Company's Common Stock on May 13, 2014, which vest in four equal annual installments on May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018.

(6)
The equity awards granted to Mr. Hixon consist of: (i) a grant of stock options to purchase 10,000 shares of the Company's Common Stock on November 6, 2013, which vest in four equal annual installments on November 6, 2014, November 6, 2015, November 6, 2016 and November 6, 2017; (ii) a grant of 514 shares of restricted stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018; and (iii) a grant of stock options to purchase 4,674 shares of the Company's Common Stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(7)
The equity awards granted to Mr. Manning consist of: (i) a grant of 2,026 shares of restricted stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018; and (ii) a grant of stock options to purchase 18,429 shares of the Company's Common Stock on February 18, 2014, which vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018. Mr. Manning subsequently forfeited these awards in connection with his departure from the Company on June 2, 2014.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014 TABLE

Employment Agreements or Arrangements

Employment Agreement with Mr. Rouleau

        In March 2013, in connection with Mr. Rouleau's agreement to serve as interim Chief Executive Officer of the Company, the Company agreed to pay Mr. Rouleau $10,000 per month (in addition to the amounts he received as a director of the Company), and to grant Mr. Rouleau a stock option to purchase 100,000 shares of the Company's common stock, which would vest on April 26, 2013 provided that Mr. Rouleau was still serving as interim Chief Executive Officer as of that date. In May 2013, Mr. Rouleau's salary was increased to $20,000 per month and Mr. Rouleau was granted an additional 75,000 nonqualified stock options that vested immediately.

        In August 2013, the Company and Mr. Rouleau entered in an employment agreement in connection with Mr. Rouleau's appointment as Chief Executive Officer of the Company. In the employment agreement, Mr. Rouleau agreed to serve for an initial term of two years as the Chief Executive Officer of the Company, or in such other position in the future as is determined by the Company's Board of Directors from time to time. The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal. Under the employment agreement, Mr. Rouleau is entitled to, among other things, (i) an annual salary of $560,000, which may be increased from time to time during his tenure as Chief Executive Officer, and may be increased or decreased, but not below $200,000, if he is then employed by the Company in another capacity, (ii) an initial signing bonus of $575,000, (iii) an initial grant of stock options to purchase 350,000 shares of the Company's common stock, vesting in five tranches over two years, and (iv) an initial grant of 30,000 shares of restricted stock, vesting in two equal tranches six months and one year after the date of grant. The stock options and restricted stock are subject to accelerated vesting upon certain events. In addition, Mr. Rouleau is eligible to earn an annual bonus each fiscal year under the Company's bonus plan.

        Upon satisfaction of the conditions set forth in the employment agreement, Mr. Rouleau is entitled to additional benefits upon termination of employment in certain circumstances, including the following benefits: (i) accelerated vesting of the first two tranches of stock options relating to 150,000 shares and the first tranche of 15,000 shares of restricted stock and a prorated bonus for the then-current fiscal year to the extent earned, in the event of his death or disability, and (ii) payment of his base salary through the remainder of the initial term, a prorated bonus for the then-current fiscal year to the extent earned and accelerated vesting of the unvested stock options and restricted stock if he is terminated without cause or quits for good reason. In the employment agreement, Mr. Rouleau agreed to certain restrictive covenants during the employment term and for one year thereafter.

Consulting Agreement with Ms. Bowman

        In connection with Ms. Bowman's departure from the Company on September 9, 2013, a subsidiary of the Company and Ms. Bowman entered into a Consulting Agreement and Release governing her provision of consulting services to the Company. The Consulting Agreement is for a one year term, and provides that during the term Ms. Bowman will provide services reasonably requested, including assisting with the transition of her prior duties and responsibilities to her successor and providing information and counsel upon request relating to any accounting, insurance, legal, financial reporting or other matters related to the Company. In consideration for the consulting services, the Company's subsidiary agreed to pay Ms. Bowman (i) $26,250 per month during the consulting term, (ii) reimbursement of expenses and indemnification and (iii) a lump sum payment of $185,000 thirty days after completion of the term provided Ms. Bowman enters into a mutual release. The Consulting Agreement may be terminated by either the Company's subsidiary or Ms. Bowman under certain circumstances. Ms. Bowman is entitled to all of the foregoing payments in the event of her death or disability during the term.

Severance Agreement and Release with Mr. Rossler

        In connection with the termination of Mr. Rossler's employment on August 28, 2013, a subsidiary of the Company entered into a Severance Agreement and Release with Mr. Rossler, pursuant to which Mr. Rossler is entitled to a severance payment of $325,000 payable over 12 months, payment of accrued vacation and certain health insurance premium benefits for six months.

Severance Agreement and Release with Mr. Manning

        In connection with the termination of Mr. Manning's employment on June 2, 2014, a subsidiary of the Company entered into a Severance Agreement and Release with Mr. Manning subsequent to the end of fiscal 2014, pursuant to which Mr. Manning is entitled to a severance payment of $250,000 payable over 12 months, payment of earned vacation and certain health insurance premium benefits for approximately 12 months.

Other Employment Agreements

        The Company is not a party to employment agreements with any other current or former named executive officers identified in the Summary Compensation Table other than at-will employment arrangements.

        The Company has entered into indemnification agreements with each named executive officer, each in a form approved by the Company's Board and previously disclosed by the Company. The Company has also entered into a form of the indemnification agreement with each of its directors. The Company's Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board. The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Awards under Equity Plans

        With respect to the service-based stock option awards and restricted stock awards described under "Grants of Plan-Based Awards in Fiscal 2014", such awards require that the named executive officer remain employed by the Company until the respective date listed in the table, subject to acceleration of vesting in certain circumstances described below under "Potential Payments upon Termination or Change of Control."

        With respect to the performance-based stock option award granted to Mr. Rouleau, such award is subject to additional performance conditions, under which up to a maximum of 50% vests on February 18, 2015 and, to the extent not previously vested, 100% vests on February 18, 2016, if the performance goal has been met prior to the applicable vesting date. The performance goal requires that a "Profit Before Tax" performance metric be met for the trailing twelve months ending on December 31, 2014 or December 31, 2015, as applicable. "Profit Before Tax" means the Company's operating income, less net interest expense and other income/expense as determined in accordance with generally accepted accounting principles (GAAP), including the expense associated with the performance-based stock option award, and may exclude nonrecurring gains and losses, including discontinued operations, extraordinary gains and losses and the cumulative effect of accounting changes, if approved by the Board. The performance-based stock option award requires that Mr. Rouleau remain employed by the Company until the applicable vesting date, subject to acceleration of vesting in certain circumstances described below under "Potential Payments upon Termination or Change of Control."

Annual Cash Incentive Plan

        See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2014 and the discussion of certain provisions of the Annual Cash Incentive Plan in "Potential Payments upon Termination or Change of Control" below.

 OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

        The following table includes certain information with respect to the unexercised stock options and restricted stock awards held by the named executive officers as of June 30, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Michael Rouleau	5,000	15,000	(2)	—		$5.875	11/28/22	—		—	—	—
	100,000	—		—		$8.00	3/12/23	—		—	—	—
	75,000	—		—		$8.54	5/22/23	—		—	—	—
	150,000	200,000	(3)	—		$12.68	8/29/23	—		—	—	—
	—	80,011	(4)	—		$14.34	2/18/24	—		—	—	—
	—	—		135,000	(5)	$14.34	2/18/24	—		—	—	—
	—	—		—		—	—	62,629	(6)	$1,116,049	—	—
Jeffrey N. Boyer	—	250,000	(7)	—		$12.395	9/6/23	—		—	—	—
	—	37,420	(8)	—		$14.19	2/18/24	—		—	—	—
	—	—		—		—	—	4,114	(9)	$73,311	—	—
Melissa Phillips	—	45,856	(10)	—		$14.72	5/13/24	—		—	—	—
	—	—		—		—	—	5,096	(11)	$90,811	—	—
Phillip D. Hixon	—	10,000	(12)	—		$12.825	11/6/23	—		—	—	—
	—	4,674	(13)	—		$14.19	2/18/24	—		—	—	—
	—	—		—		—	—	514	(14)	$9,159	—	—
Stephanie Bowman(15)	—	—		—		—	—	—		—	—	—
John C. Rossler(15)	—	—		—		—	—	—		—	—	—
Ross E. Manning	—	—		—		—	—	—		—	—	—

(1)
Market value was determined using the closing price of Common Stock of $17.82, which was the closing price of Common Stock as reported on NASDAQ on June 30, 2014.

(2)
These options vest in three equal annual installments on November 28, 2014, November 28, 2015 and November 28, 2016.

(3)
These options vest as follows: 75,000 vest on August 19, 2014, 75,000 vest on February 19, 2015 and 50,000 vest on August 19, 2015.

(4)
These options vest in two equal annual installments on February 18, 2015 and February 18, 2016.

(5)
These options vest as follows: up to a maximum of 50% vest on February 18, 2015 and, to the extent not previously vested, 100% vest on February 18, 2016, in each case, subject to certain performance conditions as discussed under "Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation."

(6)
These restricted stock awards vest as follows: 15,000 vest on August 19, 2014, 23,815 vest on February 18, 2015 and 23,814 vest on February 18, 2016.

(7)
These options vest in four equal annual installments on September 6, 2014, September 6, 2015, September 6, 2016 and September 6, 2017.

(8)
These options vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(9)
These restricted stock awards vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(10)
These options vest in four equal annual installments on May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018.

(11)
These restricted stock awards vest in four equal annual installments on May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018.

(12)
These options vest in four equal annual installments on November 6, 2014, November 6, 2015, November 6, 2016 and November 6, 2017.

(13)
These options vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(14)
These restricted stock awards vest in four equal annual installments on February 18, 2015, February 18, 2016, February 18, 2017 and February 18, 2018.

(15)
The employment of Ms. Bowman terminated effective as of September 9, 2013, and the employment of Mr. Rossler was terminated effective as of August 28, 2013. Ms. Bowman and Mr. Rossler forfeited all of their unvested equity awards upon their respective departures from the Company.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

        The following table contains information regarding the value received by the named executive officers upon option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
R. Michael Rouleau	—	—	21,383	$296,640
Stephanie Bowman	70,000	$624,150	—	—
Ross E. Manning	25,000	$434,750	—	—

(1)
Based on the closing price of our Common Stock on the applicable vesting or exercise date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment or upon a change of control of the Company. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, involuntary termination with cause, retirement, in the event of the executive's death or disability and in connection with a change of control is shown below. Except for each of Ms. Bowman and Messrs. Rossler and Manning, whose employment with the Company was terminated prior to the end of fiscal 2014, the amounts shown assume that such termination was effective as of June 30, 2014, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or upon our change of control. Accordingly, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event, except for with respect to Ms. Bowman and Messrs. Rossler and Manning for the reasons discussed above.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is generally entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  incentive cash bonus earned during the year; and

  •
  grants pursuant to the 2004 Plan and the 2008 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and awards and the closing price of Common Stock as of June 30, 2014 ($17.82)), to the extent vested or exercisable, except in the case of certain terminations for "cause" as discussed below.

Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination without "cause," all of the executive's options that were exercisable on the date of such termination remain exercisable for a period of 90 days after the date of such termination (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited.

        Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination for any reason (other than death, disability, retirement or in connection with a "change in control"), all unvested shares of restricted stock will be forfeited.

        The 2004 Plan and the award agreements under the 2008 Plan (for awards granted before February 18, 2014) generally define "cause" to mean (i) the commission of a felony or a crime involving moral turpitude or any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company into public disgrace, (iii) substantial and repeated failure to perform duties properly assigned to the executive, (iv) gross negligence or willful misconduct, or (v) breach of duty of loyalty or other act of fraud or dishonesty. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2008 Plan, effective for awards granted under the plan on or after such date, under which "cause" is defined to mean (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the executive's employment which damaged the Company, (ii) disclosure of trade secrets of the Company, or (iii) violation the terms of any non-competition, non-disclosure or similar agreement to which the executive is a party.

        The 2008 Plan also defines "cause" more broadly with respect to general provisions relating to forfeiture or recoupment of awards, whether exercised or unexercised or vested or unvested. If the committee administering the 2008 Plan finds that a holder of an award granted under the 2008 Plan, (i) committed fraud, embezzlement, theft, felony, a crime involving moral turpitude or an act of dishonesty in the course of his or her employment which damaged the Company, (ii) disclosed trade secrets of the Company, (iii) violated the terms of any non-competition, non-disclosure or similar agreement, (iv) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated, (v) substantially and repeatedly failed to perform the duties of such executive's office, (vi) committed gross negligence or willful misconduct, (vii) materially breached such executive's employment agreement, (viii) failed to correct or otherwise rectify any failure to comply with reasonable instruction from the Company that could materially or adversely affect the Company, (ix) willfully engaged in conduct materially injurious to the Company, (x) harassed or discriminated against the Company's employees, customers or vendors, (xi) misappropriated funds or assets, (xii) willfully violated Company policies or standards of business conduct, (xiii) failed to maintain specified immigration status, or (xiv) knowingly caused or assisted in causing the Company to engage in criminal misconduct, then some or all awards awarded to such holder, and all net proceeds realized with respect to any such awards, will be forfeited to the Company as determined by the committee. The committee may also specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2008 Plan with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

        Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's involuntary termination for "cause," all of the executive's options will be forfeited immediately upon termination, whether or not then exercisable.

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated voluntarily for any reason, or is terminated by the Company for any reason other than death or disability, during a performance period, the participating executive will immediately forfeit any right to receive any incentive cash bonus for such performance period. If the termination occurs after the end of the performance period, but prior to the date of actual payment for such performance period, the committee administering the Annual Cash Incentive Plan may pay the terminated executive an amount not to exceed the amount of incentive cash bonus earned for such performance period.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination"), under the terms of the 2004 Plan and the 2008 Plan, all of the executive's options that were exercisable on the date of such retirement remain exercisable for a period of three years after the date of such retirement (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited. Upon the executive's retirement, all unvested shares of restricted stock awarded under the 2004 Plan and the 2008 Plan will be forfeited. The 2004 Plan and the 2008 Plan generally define "retirement" to mean the same as such term is defined under any Company pension plan or retirement program or as otherwise approved by the committee administering the applicable plan.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination") the named executive officer would receive payments under the Company's disability or life insurance plan, as appropriate. Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder) (for awards granted before February 18, 2014), upon an executive's death or disability, all of the executive's options that were exercisable on the date of death or disability remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), all options that were not exercisable on such date will be forfeited and all unvested shares of restricted stock will vest. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2004 Plan and the 2008 Plan, effective for awards granted under the plans on or after such date, under which, upon an executive's death or disability, all of the executive's unvested options will vest and become exercisable on the date of death or disability, all options will remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), and all unvested shares of restricted stock will vest.

        The 2004 Plan defines "disability" to mean any disability that would entitle the executive to disability payments under any Company disability plan or as otherwise determined by the committee administering the applicable plan. The 2008 Plan defines "disability" to mean, (i) in the case of an award that is exempt from Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan, or in the absence of such plan (or coverage thereunder), a permanent and total disability as defined in Section 22(e)(3) of the Code, and (ii) in the case of an award subject to Section 409A, (A) the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the executive is, by reason of any medically determinable physical or mental impairment that can expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan.

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated due to death or disability during a performance period, the committee administering the Annual Cash Incentive Plan may, in its discretion, pay the executive a pro rata portion of incentive cash bonus that would have been earned by the executive, if the executive had remained employed, based on the number of days worked during the performance period. The Annual Cash Incentive Plan defines "disability" to mean any disability that would entitle the executive to disability payments under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the executive is not entitled to participate in such plan or policy, a physical or mental condition resulting from bodily injury, disease or mental disorder that prevents the executive from performing his or her duties for a period of six continuous months, as determined in good faith by the committee administering the Annual Cash Incentive Plan, based upon medical reports or other evidence satisfactory to the committee. However, if the incentive cash bonus award is subject to Code Section 409A, then the term "disability" will have the meaning given such term under Code Section 409A.

Payments Made Upon Change of Control

        Except for named executive officers terminated prior to the end of fiscal 2014 and Mr. Rouleau, none of our named executive officers have an employment agreement with the Company. Immediately prior to a change of control, all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 2004 Plan and the 2008 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence and, in the case of awards under the 2008 Plan, the transaction is actually consummated; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan if the individuals who are the incumbent directors (as determined under the 2008 Plan) cease for any reason to constitute a majority of the members of the Board.

  R. Michael Rouleau

        In August 19, 2013, we entered into an employment agreement with Mr. Rouleau, which contains additional severance benefits. Under the employment agreement, in the event of Mr. Rouleau's death or "disability" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Rouleau would be entitled to a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. In addition, in the event of his death or "disability," a portion of Mr. Rouleau's initial equity grant under the agreement, consisting of 150,000 options and 15,000 shares of restricted stock, to the extent unvested, would become 100% vested as of the date of death or "disability." Mr. Rouleau's employment agreement defines the term "disability" to mean a disability under the Company's long-term disability plan.

        Under the employment agreement, in the event Mr. Rouleau's terminates his employment without "good reason," or the Company terminates his employment for "cause," Mr. Rouleau would only be entitled to the compensation identified above under "Payments Made Upon Termination." In the event of Mr. Rouleau's terminates his employment with "good reason," or the Company terminates his employment without "cause," whether prior to or on or after a "change in control," (in addition to the items identified above under "Payments Made Upon Termination") Mr. Rouleau would be entitled to: (i) continuation of his base salary for the remainder of the initial term of the employment agreement; (ii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period; and (iii) 100% vesting of his initial grant of options and restricted stock, to the extent unvested. The employment agreement defines "cause" to mean: (i) an act of theft, embezzlement, fraud or dishonesty; (ii) any willful misconduct or gross negligence; (iii) any violation of fiduciary duties; (iv) conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor that may cause damage to the Company or its reputation; (v) an uncured, material violation of the Company's written policies, standards or guidelines; (vi) an uncured, willful failure or refusal to satisfactorily perform duties or responsibilities; and (vii) an uncured, material breach by Mr. Rouleau of the employment agreement or any other agreement with the Company. The employment agreement defines "good reason" to mean an uncured, material breach by the Company of the employment agreement or any other agreement with Mr. Rouleau. The employment agreement defines a "change in control" to mean a change in control under the 2008 Plan.

        On February 18, 2014, we approved awards for Mr. Rouleau under the 2008 Plan which provided for acceleration of awards upon Mr. Rouleau's termination of service in certain events. Under the terms of the awards, Mr. Rouleau will be entitled to 100% vesting of his equity awards granted, to the extent unvested, if (i) Mr. Rouleau terminates his employment for "good reason" (as defined in his employment agreement), (ii) the Company terminates Mr. Rouleau's employment without "cause" (as defined in his employment agreement) or (iii) Mr. Rouleau's employment is terminated due to his death or "disability" (as defined in the 2008 Plan) and, in each case, Mr. Rouleau's options will remain exercisable for a period of two years following his termination (but no later than the original expiration date of the options).

        Under the terms of the awards, in the event Mr. Rouleau terminates his employment for "retirement" without approval of the Board, all of Mr. Rouleau's unvested equity awards will be forfeited. In the event Mr. Rouleau terminates his employment for "retirement" with approval of the Board, all of Mr. Rouleau's equity awards will continue to vest based upon the original terms of the awards during his service on the Board; provided, that (i) if Mr. Rouleau voluntarily terminates his Board service (upon his retirement or thereafter), Mr. Rouleau will forfeit all of his unvested awards and (ii) if the Board fails to nominate Mr. Rouleau for reelection or, following nomination, the Company's stockholders fail to reelect Mr. Rouleau to the Board, Mr. Rouleau will be entitled to 100% vesting of his equity awards, to the extent unvested. In each of the foregoing cases, any vested options held by Mr. Rouleau will remain exercisable for a period of three years following the later of his retirement or termination of Board service (but no later than the original expiration date of the options). The terms of the awards define "retirement" to mean any voluntary termination at or after age 65 (other than for "good reason").

        The following table shows the potential payments upon termination or change of control of the Company for R. Michael Rouleau, the Company's Chief Executive Officer, as of the fiscal year ended June 30, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason or Involuntary Termination With Cause	Retirement(1)	Voluntary Termination With Good Reason or Involuntary Termination Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	$216,650	$216,650	$216,650	$216,650	$216,650
Long-term incentive compensation:
Stock Options	—	$1,045,613	$1,955,413	$1,955,413	$1,045,613	$1,045,613
Restricted Stock Awards	—	$848,749	$1,116,049	$1,116,049	$848,749	$848,749
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	$2,111,012	$3,288,112	$3,288,112	$2,111,012	$2,411,012

(1)
Assumes (i) Mr. Rouleau retires with approval of the Board and (ii) the Board fails to nominate Mr. Rouleau for reelection or, following nomination, the Company's stockholders fail to reelect Mr. Rouleau to the Board.

  Jeffrey N. Boyer

        The following table shows the potential payments upon termination or change of control of the Company for Jeffrey N. Boyer, the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer, as of the fiscal year ended June 30, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$1,492,085	$135,835	$135,835
Restricted Stock Awards	—	—	—	$73,311	$73,311	$73,311
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$1,565,396	$209,146	$509,146

  Melissa Phillips

        The following table shows the potential payments upon termination or change of control of the Company for Melissa Phillips, the Company's Executive Vice President, General Merchandise Manager, as of the fiscal year ended June 30, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$142,154	$142,154	$142,154
Restricted Stock Awards	—	—	—	$90,811	$90,811	$90,811
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$232,965	$232,965	$532,965

  Phillip D. Hixon

        The following table shows the potential payments upon termination or change of control of the Company for Phillip D. Hixon, the Company's Senior Vice President, Store Operations, as of the fiscal year ended June 30, 2014.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$66,917	$16,967	$16,967
Restricted Stock Awards	—	—	—	$9,159	$9,159	$9,159
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$76,076	$26,126	$326,126

  Stephanie Bowman

        The employment of Ms. Bowman terminated effective as of September 9, 2013, and, in connection with such termination, we entered into a Consulting Agreement with Ms. Bowman, which modified benefits that would have otherwise been payable to Ms. Bowman. For a discussion of the Consulting Agreement, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table—Consulting Agreement with Ms. Bowman". Pursuant to the Consulting Agreement, as a condition to receiving certain payments, Ms. Bowman has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability and waive certain other claims, (iii) customary mutual non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of 12 months.

  John C. Rossler

        The employment of Mr. Rossler was terminated effective as of August 28, 2013, and, in connection with such termination, we entered into a Severance Agreement and Release modifying these benefits that would have been payable to Mr. Rossler. For a discussion of severance benefits actually received by Mr. Rossler in connection with his termination, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table—Severance Agreement and Release with Mr. Rossler". As a condition to receiving such severance amounts, Mr. Rossler has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability and waive certain other claims, (iii) customary non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of 12 months.

  Ross E. Manning

        The employment of Mr. Manning was terminated effective as of June 2, 2014, and, in connection with such termination, we entered into a Severance Agreement and Release modifying these benefits that would have been payable to Mr. Manning. For a discussion of severance benefits actually received by, or payable to, Mr. Manning in connection with his termination, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2014 Table—Severance Agreement and Release with Mr. Manning". As a condition to receiving such severance amounts, Mr. Manning has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability and waive certain other claims, (iii) customary non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of six months.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation paid to or accrued by each non-employee director of the Company for the fiscal year ended June 30, 2014.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Steven R. Becker	$103,501	$70,000	—	—	—	—		$173,501
Terry Burman	$80,156	$70,000	—	—	—	—		$150,156
David B. Green	$43,522	—	—	—	—	—		$43,522
Frank M. Hamlin	—	$70,000	—	—	—	—		$70,000
Starlette B. Johnson	$40,340	—	—	—	—	—		$40,340
Sherry M. Smith	—	$70,000	—	—	—	—		$70,000
William Montalto	$41,563	$70,000	—	—	—	$60,000	(6)	$171,563
Richard S. Willis	$91,738	$70,000	—	—	—	—		$161,738

(1)
Mr. Rouleau is not listed in this table because his compensation as a director is disclosed in "Executive Compensation—Compensation Discussion and Analysis—Summary Compensation Table." Mr. Rouleau ceased receiving director compensation upon becoming Chief Executive Officer in August 2013. Mr. Green and Ms. Johnson did not stand for re-election at the annual stockholders meeting held on November 6, 2013. Mr. Hamlin and Ms. Smith were elected to the Board effective April 29, 2014. Jimmie L. Wade was elected to the Board effective July 29, 2014, subsequent to the end of fiscal 2014, and consequently did not earn or receive any compensation as a non-employee director during fiscal 2014.

(2)
Effective November 29, 2013, the Company adopted a new non-employee director compensation program, under which non-employee directors receive annual cash retainers for board and committee service, committee chair service and, in the case of Mr. Becker, chairman service. Under the Company's prior non-employee director compensation program, non-employee directors received annual cash retainers for board service, board and committee meeting fees and, in the case of Mr. Becker, a chairman fee. Under each program, non-employees received a pro rata portion of their fees on a quarterly basis in arrears. The amounts for Messrs. Becker, Burman, Montalto and Willis include their pro rata portion of their fees under the old and new programs for the respective periods covered under each program. The amounts for Mr. Green and Ms. Johnson include their pro rata portion of their fees solely under the old program because their service as directors ended prior to adoption of the new program. The amounts for Mr. Hamlin and Ms. Smith include their pro rata portion of their fees solely under the new program because their service as directors started after adoption of the new program.

(3)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock awards included in the table. The value of the stock awards is calculated using the closing price of the Common Stock on the date the awards were made to each director, which, in the case of Messrs. Becker, Burman, Montalto and Willis, was November 29, 2013, and, in the case of Mr. Hamlin and Ms. Smith, was May 14, 2014. This closing stock price represents the grant date fair value of the stock awards under the 2008 Plan.

(4)
On November 29, 2013, Messrs. Becker, Burman, Montalto and Willis were each granted 5,054 shares of restricted stock under the 2008 Plan having a grant date fair value of $70,000, all of which are scheduled to vest on November 12, 2014. On May 14, 2014, after being appointed as non-employee directors to the Board of Directors in fiscal 2014, Mr. Hamlin and Ms. Smith were each granted 4,902 shares of restricted stock under the 2008 Plan having a grant date fair value of $70,000, all of which are scheduled to vest on November 12, 2014. All of the foregoing grants represented standard annual grants of restricted stock pursuant to the new non-employee director compensation program.

(5)
The non-employee directors had the following outstanding equity awards at the end of fiscal 2014:

	Outstanding Options— Exercisable (#)	Outstanding Options— Unexercisable (#)	Unvested Stock Awards(#)
Steven R. Becker	5,000	5,000	5,054
Terry Burman	5,000	15,000	5,054
David B. Green	—	—	—
Frank M. Hamlin	—	—	4,902
Starlette B. Johnson	—	—	—
Sherry M. Smith	—	—	4,902
William Montalto	5,000	15,000	5,054
Richard S. Willis	5,000	5,000	5,054
(6)
Effective August 1, 2013, Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto provided IT consulting services to the Company until December 31, 2013. Under the agreement, Mr. Montalto was entitled to a consulting fee of $15,000 per month, reimbursement of expenses and indemnification from the Company. Mr. Montalto completed the services he was providing to the Company in November 2013 and was not paid the monthly consulting fee in December 2013.

Prior Non-Employee Director Compensation Plan

        The Company's prior compensation program for non-employee directors (the "Prior Director Compensation Plan") provided the following:

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual retainer	$30,000	—	—	—
Annual Chairman fee	$30,000	$20,000	$10,000	$5,000
In-person meeting fee	$2,500	$1,500	$1,000	$1,000
Telephonic meeting fee	$1,000	$750	$500	$500
Annual restricted stock grant—value	$50,000	—	—	—

        Under the Prior Director Compensation Plan, non-employee directors received reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, the director received the standard grants of restricted stock awards valued at $37,500 on the grant date and 20,000 nonqualified stock options. The restricted stock generally vests immediately prior to the next annual stockholders meeting and the stock options vest in four equal annual installments beginning on the first anniversary of the date of grant.

New Non-Employee Director Compensation Plan

        Effective November 29, 2013, the Company adopted the following new compensation program for non-employee directors (the "New Director Compensation Plan"):

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual retainer	$50,000	$10,000	$7,500	$5,000
Annual Chairman fee	$60,000	$20,000	$15,000	$10,000
Annual restricted stock grant—value	$70,000	—	—	—

        Under the New Director Compensation Plan, non-employee directors continue to receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, a director will receive the standard annual grant of restricted stock awards valued at $70,000 on the grant date, provided that the director begins service on or prior to July 31 during the first year of service. If the director begins service after July 31 during the first year of service, the director will receive one-half of the standard annual grant of restricted stock awards valued at $35,000 on the grant date. The restricted stock awards for Messrs. Becker, Burman, Hamlin, Montalto and Willis and Ms. Smith are expected to vest on November 12, 2014.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options under equity compensation plans approved by stockholders as of the fiscal year ended June 30, 2014. We do not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column) (thousands)
Equity Compensation Plans Approved by Security Holders	1,732	$12.00	1,906
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,732	$12.00	1,906

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and SEC requirements relating to the independence of audit committee members, oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee reviewed with Ernst & Young LLP, the Company's independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees", issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015.

As Members of the Audit Committee,
Richard S. Willis, Chair William Montalto Sherry M. Smith Jimmie L. Wade

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy governing the review, approval or ratification of "Related Party Transactions," as described below (the "Policy").

  Related Party Transactions

        For the purposes of the Policy, a "Related Party Transaction" is a transaction or any material amendment to a transaction, including, but not limited to, any financial transaction, agreement, arrangement or relationship (including any indebtedness of guarantee of indebtedness), or any series of similar transactions, agreements, arrangements or relationships, in which the Company was, is or will be a participant, and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest (subject to certain exceptions).

        For purposes of the Policy, a "Related Party" is: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, an executive officer, a director, or a nominee for director of the Company; (ii) any person who, at the time of the occurrence or existence of the Related Party Transaction, is the beneficial owner of more than 5% of any class of the Company's voting securities; or (iii) any "immediate family member" (as defined in the Policy) of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of any of the foregoing persons.

  Approval Procedures

        The Policy requires that when the Company or a Related Party proposes to engage in a transaction that is potentially a Related Party Transaction, the following steps will be taken:

  •
  The Related Party will submit the matter for review by the Company's General Counsel prior to entering into the transaction.

  •
  The General Counsel will then assess whether the proposed transaction is a Related Party Transaction for purposes of the Policy. If the General Counsel determines that the proposed transaction is a Related Party Transaction, the proposed Related Party Transaction will be submitted to the Audit Committee for consideration or, in those instances in which that is not practicable or desirable, to the Chair of the Audit Committee (who will possess delegated authority to act on behalf of the Committee). The Audit Committee, or when submitted to the Chair, the Chair, will consider the relevant facts and circumstances of the Related Party Transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member, directly or indirectly, is involved.

  •
  The Audit Committee (or the Chair) will approve or ratify only those Related Party Transactions that the Audit Committee (or the Chair) believes are fair to the Company and that are determined to be in, or are not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee or Chair, as applicable, shall convey the decision to the General Counsel, who shall convey the decision to the Related Party and appropriate persons within the Company.

  •
  In the event it is not practicable to present any Related Party Transaction to the Audit Committee or the Chair prior to entering into such Related Party Transaction, it may be presented to the General Counsel for approval or be preliminarily entered into subject to ratification by the Audit Committee; provided, however, that if the Audit Committee or the

    Chair does not ratify the Related Party Transaction, the Company will take all reasonable efforts or actions to cancel or terminate it.

Ratification Procedures

        In the event any Related Party Transaction is not reported to the Audit Committee or the Chair or approved pursuant to the above described process prior to the Company entering into such Related Party Transaction, the following steps will be taken:

  •
  The Related Party Transaction will be submitted to the Audit Committee or Chair, and the Audit Committee or Chair will consider all of the relevant facts and circumstances available to the Audit Committee or the Chair. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

  •
  Based on the conclusions reached with respect to the standards set forth above concerning approval of Related Party Transactions, the Audit Committee or the Chair will evaluate all options, including but not limited to ratification, amendment or termination of the Related Party Transaction.

Disclosure

        Under the Policy, all Related Party Transactions that are required to be disclosed in the Company's filings with the SEC, as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules and regulations, will be so disclosed in accordance with such laws, rules and regulations. Furthermore, all Related Party Transactions will be disclosed to the Board of Directors following approval or ratification, as the case may be, of a Related Party Transaction.

Report of the Company's Related Party Transactions

        The Company did not participate in any Related Party Transactions during the fiscal year ended June 30, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no report was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2014.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 8, 2014 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 8, 2014, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 8, 2014, there were 43,720,811 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
PRIMECAP Management Company(1)	6,462,750	14.8%
225 South Lake Ave., #400
Pasadena, CA 91101
Wellington Management Company, LLP(2)	3,710,762	8.5%
280 Congress Street
Boston, MA 02210
Dimensional Fund Advisors LP(3)	3,634,964	8.3%
Palisades West, Building One, 6300 Bee Cave Road
Austin, TX 78746
BlackRock, Inc.(4)	3,609,930	8.3%
40 East 52nd Street
New York, NY 10022
R. Michael Rouleau(5)	507,941	1.2%
Steven R. Becker(6)	309,447	*
Jeffrey N. Boyer(7)	71,614	*
Richard S. Willis(8)	35,840	*
Terry Burman(9)	34,438	*
Ross E. Manning(10)	27,164	*
William Montalto(11)	18,646	*
Melissa Phillips(12)	5,096	*
Frank M. Hamlin(13)	4,902	*
Sherry M. Smith(14)	4,902	*
Phillip D. Hixon(15)	4,575	*
Jimmie L. Wade(16)	3,749	*
Stephanie Bowman(17)	—	*
John C. Rossler(18)	—	*
All directors and executive officers as a group (12 persons)(19)	1,002,711	2.3%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in the Schedule 13G/A filed with the SEC on January 13, 2014 by PRIMECAP Management Company ("PMC"), PMC has the sole power to vote 4,308,500 shares of the 6,462,750 shares of Common Stock, and the sole power to dispose of all of the 6,462,750 shares of Common Stock.

(2)
Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2014 by Wellington Management Company, LLP ("Wellington"), Wellington has shared power to vote

  3,253,934 shares of the 3,710,762 shares of Common Stock, and shared power to dispose of all of the 3,710,762 shares of Common Stock.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 10, 2014 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, such investment companies, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 3,634,964 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 3,587,137 of such shares and the sole power to dispose of all 3,634,964 of such shares.

(4)
Based on information set forth in the Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. ("BlackRock"), BlackRock has the sole power to vote 3,499,635 shares of the 3,609,930 shares of Common Stock, and the sole power to dispose of all of the 3,609,930 shares of Common Stock.

(5)
Represents 55,312 shares of Common Stock held indirectly by the Rouleau Family Revocable Living Trust, 405,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 47,629 unvested shares of restricted stock.

(6)
Represents 17,186 shares of Common Stock held directly, 277,207 shares of Common Stock held indirectly, 10,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 5,054 unvested shares of restricted stock. Shares of Common Stock held indirectly include 160,746 shares held by Becker Drapkin Partners (QP), L.P. ("Becker Drapkin QP"), 22,311 shares held by Becker Drapkin Partners, L.P. ("Becker Drapkin, L.P."), and 94,150 shares held by BD Partners V, L.P. ("BD Partners V"). Becker Drapkin Management, L.P. ("BD Management") is the general partner of each of Becker Drapkin QP, Becker Drapkin, L.P., and BD Partners V (collectively, the "Becker Drapkin Funds") and may be deemed to beneficially own securities owned by the Baker Drapkin Funds. BC Advisors, LLC ("BCA") is the general partner of BD Management and may be deemed to beneficially own securities owned by BD Management. Mr. Becker is a co-managing member of BCA and may be deemed to beneficially own securities owned by BCA. Mr. Becker disclaims beneficial ownership of the securities owned by the Becker Drapkin Funds, BD Management and BCA, except to the extent of the pecuniary interest of Mr. Becker in such securities.

(7)
Represents 5,000 shares of Common Stock held directly, 62,500 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 4,114 unvested shares of restricted stock.

(8)
Represents 20,786 shares of Common Stock held directly, 10,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 5,054 unvested shares of restricted stock.

(9)
Represents 24,384 shares of Common Stock held directly, 5,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 5,054 unvested shares of restricted stock.

(10)
Represents 27,164 shares of Common Stock held directly. The employment of Mr. Manning was terminated effective as of June 2, 2014. The information reported for Mr. Manning is based on information available to the Company and may not reflect his current beneficial ownership.

(11)
Represents 3,592 shares of Common Stock held directly, 5,000 shares of Common Stock held indirectly by the William Montalto Revocable Trust, 5,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 5,054 unvested shares of restricted stock.

(12)
Represents 5,096 unvested shares of restricted stock.

(13)
Represents 4,902 unvested shares of restricted stock.

(14)
Represents 4,902 unvested shares of restricted stock.

(15)
Represents 2,500 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 2,075 unvested shares of restricted stock.

(16)
Represents 3,749 unvested shares of restricted stock.

(17)
The employment of Ms. Bowman terminated effective as of September 29, 2013. The information reported for Ms. Bowman is based on information available to the Company and may not reflect her current beneficial ownership.

(18)
The employment of Mr. Rossler was terminated effective as of August 28, 2013. The information reported for Mr. Rossler is based on information available to the Company and may not reflect his current beneficial ownership.

(19)
Represents 70,948 shares of Common Stock held directly, 337,519 shares of Common Stock held indirectly, 500,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 8, 2014 and 90,495 unvested shares of restricted stock. Does not include shares of Common Stock reported as beneficially owned in the table above by Mr. Manning as he was not serving as an executive officer of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2015 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than June 3, 2015.

        With respect to stockholder proposals to be presented at the 2015 annual meeting which are not intended to be included in our proxy statement relating to that meeting, pursuant to the Company's Amended and Restated Bylaws (effective as of September 16, 2014) (the "Bylaws"), a stockholder's written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at our principal executive offices no earlier than July 15, 2015 and no later than August 14, 2015. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 17, 2015, with respect to proxies submitted for the 2015 annual meeting of the Company's stockholders.

        Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2015 annual meeting of the Company's stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to the Secretary of the Company no earlier than July 15, 2015 and no later than August 14, 2015.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2014, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2015. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting, for the fiscal year ended June 30, 2014 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2014 were $730,920.

        For the audit of the Company's annual financial statements, including the audit of management's assessment of internal control over financial reporting, for the fiscal year ended June 30, 2013 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2013 were $635,147.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal years ended June 30, 2014 and June 30, 2013, were $0 and $56,000, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for each of the fiscal years ended June 30, 2014 and June 30, 2013 was $23,000 and $23,000, respectively. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        Excluding the audit fees, audit-related fees and tax fees mentioned above, there were no other fees billed by Ernst & Young during the fiscal years ended June 30, 2014 and June 30, 2013, respectively.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2014 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Meredith W. Bjorck Secretary

Dallas, Texas,
October 1, 2014

 Appendix A

TUESDAY MORNING CORPORATION

2014 LONG-TERM INCENTIVE PLAN

        The Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors of Tuesday Morning Corporation, a Delaware corporation (the "Company"), effective as of September 16, 2014 (the "Effective Date"), subject to approval by the Company's stockholders.

ARTICLE 1
PURPOSE

        The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:

          (a)   increase the interest of such persons in the Company's welfare;

          (b)   furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

          (c)   provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

        With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

        For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          2.1   "2008 Plan" means the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan.

          2.2   "2008 Plan Awards" means (i) any awards under the 2008 Plan that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards under the 2008 Plan that, on or after the Effective Date, are used to satisfy the exercise price or tax withholding obligations with respect to such awards.

          2.3   "Applicable Law" means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, and any other applicable law, rule or restriction.

          2.4   "Award" means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or

  Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an "Incentive").

          2.5   "Award Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

          2.6   "Award Period" means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

          2.7   "Board" means the board of directors of the Company.

          2.8   "Change in Control" means the occurrence of one of the following events:

            (a)   if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (b)   there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation (1) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) effected to implement a recapitalization of the Company (or a similar transaction) in which no "person" or "group" becomes the "beneficial owner", directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such "person" or "group" any securities acquired directly from the Company) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, and following which the Company's chief executive officer and Incumbent Directors retain their positions with the Company; or

            (c)   the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated a sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person; or

            (d)   the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board.

          Notwithstanding the foregoing provisions of this Section 2.8, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company's ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

          2.9   "Code" means the United States Internal Revenue Code of 1986, as amended.

          2.10 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

          2.11 "Common Stock" means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

          2.12 "Company" means Tuesday Morning Corporation, a Delaware corporation, and any successor entity.

          2.13 "Contractor" means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

          2.14 "Corporation" means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a "corporation" if it satisfies the definition of a corporation under Section 7701 of the Code.

          2.15 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

          2.16 "Dividend Equivalent Right" means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

          2.17 "Employee" means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

          2.18 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          2.19 "Executive Officer" means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act or a "covered employee" as defined in Section 162(m)(3) of the Code.

          2.20 "Exempt Person" means (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity; (ii) a Subsidiary of the Company or a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; or (iii) any other person whose acquisition of voting securities is approved in advance by a majority of the Incumbent Directors.

          2.21 "Exercise Date" is defined in Section 8.4 hereof.

          2.22 "Exempt Shares" is defined in Section 16.2(a) hereof.

          2.23 "Fair Market Value" means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

          2.24 "Family Members" is defined in Section 15.8 hereof.

          2.25 "Full Value Award" is defined in Section 16.2(b) hereof.

          2.26 "Incentive" is defined in Section 2.4 hereof.

          2.27 "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

          2.28 "Incumbent Director" means:

            (a)   a member of the Board on the Effective Date; or

            (b)   an individual:

              (1)   who becomes a member of the Board after the Effective Date;

              (2)   whose appointment or election by the Board or nomination for election by the Company's stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

              (3)   whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

          2.29 "Independent Third Party" means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

          2.30 "Nonqualified Stock Option" means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

          2.31 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

          2.32 "Other Award" means an Award issued pursuant to Section 6.9 hereof.

          2.33 "Outside Director" means a director of the Company who is not an Employee or a Contractor.

          2.34 "Participant" means an Employee or Contractor of the Company or a Subsidiary or an Outside Director to whom an Award is granted under this Plan.

          2.35 "Performance Award" means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

          2.36 "Performance Criteria" is defined in Section 6.10 hereof.

          2.37 "Performance Goal" means any of the goals set forth in Section 6.10 hereof.

          2.38 "Plan" means this Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended from time to time.

          2.39 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

          2.40 "Restricted Stock" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

          2.41 "Restricted Stock Units" means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

          2.42 "Restriction Period" is defined in Section 6.4(b)(i) hereof.

          2.43 "Retirement" means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65).

          2.44 "SAR" or "Stock Appreciation Right" means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

          2.45 "SAR Price" means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

          2.46 "Spread" is defined in Section 12.4(b) hereof.

          2.47 "Stock Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          2.48 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

          2.49 "Tenure Award" is defined in Section 16.2(c) hereof.

          2.50 "Termination of Service" occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a "Termination of Service" shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.50, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Termination of Service" for purposes of such Award shall be the definition of "separation from service" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

          2.51 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Total and Permanent Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3
ADMINISTRATION

        3.1    General Administration; Establishment of Committee.    Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

        Membership on the Committee shall be limited to those members of the Board who are "outside directors" under Section 162(m) of the Code and "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.2    Designation of Participants and Awards.    The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

        3.3    Authority of the Committee.    The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee's discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

        The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

        With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

        Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

        5.1    Number Available for Awards.    Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is the sum of (i) three million six hundred thousand (3,600,000) shares plus (ii) any 2008 Plan Awards; of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is one million (1,000,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

        5.2    Reuse of Shares.    To the extent that any Awards under this Plan or any 2008 Plan Awards shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Awards, 2008 Plan Awards or stock options so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan or any 2008 Plan Awards that are options, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6
GRANT OF AWARDS

        6.1    In General.

          (a)   The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

          (b)   If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

          (c)   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        6.2    Option Price.    The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

        6.3    Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's stock transfer records.

        6.4    Restricted Stock.    If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

          (a)    Legend on Shares.    The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company's receipt of such request.

          (b)    Restrictions and Conditions.    Shares of Restricted Stock shall be subject to the following restrictions and conditions:

              (i)  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

             (ii)  Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

            (iii)  The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

            (iv)  Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

        6.5    SARs.    The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of

Section 162(m) and the regulations and other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

        6.6    Restricted Stock Units.    Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

        6.7    Performance Awards.

          (a)   The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

          To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

          With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

          (b)   Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company's business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

          (c)   Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $5,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.

        6.8    Dividend Equivalent Rights.    The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

        6.9    Other Awards.    The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

        6.10    Performance Goals.    Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: comparable store sales; cash flow; cost; revenues; revenue ratios (per employee or per customer); sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow from operations; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's Common Stock; return on assets, equity or stockholders' equity; market share; inventory levels, inventory turn or shrinkage; inventory charge; total return to stockholders; project completion time and budget goals; customer growth; total market value; dividend payout; or dividend growth ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company's annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

        6.11    Tandem Awards.    The Committee may grant two or more Incentives in one Award in the form of a "tandem Award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

        6.12    No Repricing of Stock Options or SARs.    The Committee may not "reprice" any Stock Option or SAR. For purposes of this Section 6.12, "reprice" means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.

 ARTICLE 7
AWARD PERIOD; VESTING

        7.1    Award Period.    Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

        7.2    Vesting.    The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE

        8.1    In General.    A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

        8.2    Securities Law and Exchange Restrictions.    In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

        8.3    Exercise of Stock Option.

          (a)    In General.    If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

          (b)    Notice and Payment.    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its

  Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

          Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant's name (or the person exercising the Participant's Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant's Stock Option in the event of his or her death) as soon as administratively practicable following the Company's receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

          (c)    Failure to Pay.    Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant's Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

        8.4    SARs.    Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

          (a)   cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

          (b)   that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

          (c)   the Company may settle such obligation in part with shares of Common Stock and in part with cash.

        The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

        8.5    Disqualifying Disposition of Incentive Stock Option.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9
AMENDMENT OR DISCONTINUANCE

        Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10
TERM

        The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on September 16, 2024, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

 ARTICLE 11
CAPITAL ADJUSTMENTS

        In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

        Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION

        12.1    No Effect on Company's Authority.    The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        12.2    Conversion of Incentives Where Company Survives.    Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

        12.3    Exchange or Cancellation of Incentives Where Company Does Not Survive.    Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

        12.4    Cancellation of Incentives.    Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

          (a)   giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board's discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

          (b)   in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the "Spread"), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

          (c)   An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13
LIQUIDATION OR DISSOLUTION

        Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

        Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15
MISCELLANEOUS PROVISIONS

        15.1    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        15.2    No Right to Continued Employment.    Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

        15.3    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

        15.4    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        15.5    Compliance With Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        15.6    Foreign Participation.    To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

        15.7    Tax Requirements.    The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term "Company" shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant's income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

        15.8    Assignability.    Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

        Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of an Award (other than an Incentive Stock Option) to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse, former spouse, or lineal descendants of the Participant or the Participant's spouse's siblings or their respective lineal descendants ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which the only partners are (1) such Family Members and/or (2) entities which are controlled by Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Award is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of a transferred Award shall be prohibited except those by will or the laws of descent and distribution.

        Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, with respect to any Award that is a Nonqualified Stock Option and SAR, the Award shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.8.

        15.9    Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

        15.10    Legend.    Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

    On the face of the certificate:

      "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

    On the reverse:

      "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Tuesday Morning Corporation 2014 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

        The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

      "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

        15.11    Governing Law.    The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

ARTICLE 16
ACCELERATION OF AWARD VESTING

        16.1    Application.    The provisions of this Article 16 shall apply notwithstanding any provisions of this Plan to the contrary.

        16.2    Definitions.

          (a)   "Exempt Shares" means shares of Common Stock designated as "Exempt Shares" pursuant to Section 16.3.

          (b)   "Full Value Award" means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

          (c)   "Tenure Award" means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant's continued employment with or service to the Company or its Subsidiaries.

        16.3    Number of Shares Available for Awards.    No more than ten percent (10%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1 may be shares designated as "Exempt Shares."

        16.4    Full Value Award Vesting.    Except as otherwise provided herein, the Committee must grant all Full Value Awards in accordance with the following provisions:

          (a)   All Full Value Awards granted by the Committee that constitute Performance Awards must vest no earlier than one (1) year after the Date of Grant.

          (b)   All Full Value Awards granted by the Committee that constitute Tenure Awards must vest no earlier than over the three (3) year period commencing on the Date of Grant on a pro rata basis.

          (c)   The Committee may not accelerate the date on which all or any portion of a Full Value Award may be vested or waive the Restriction Period on a Full Value Award except upon the Participant's death, Total and Permanent Disability or Retirement or the occurrence of a Change in Control.

        Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Full Value Awards with more favorable vesting provisions than set forth in this Section 16.4 or accelerate the vesting or waive the Restriction Period for Full Value Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

        A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                  , 2014, by its Executive Vice President, Chief Administrative Officer and Chief Financial Officer and Secretary pursuant to prior action taken by the Board.

TUESDAY MORNING CORPORATION
By:
Name:
	Title:	Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Attest:
By:
Name:
	Title:	Secretary

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Becker 02 Terry Burman 03 Frank M. Hamlin 04 William Montalto 05 R. Michael Rouleau 06 Sherry M. Smith 07 Jimmie L. Wade 08 Richard S. Willis TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approval of the Company's 2014 Long-Term Incentive Plan. 3. Approval, on an advisory basis, of the Company's executive compensation. 4. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000219764_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TUESDAY MORNING CORPORATION Annual Meeting of Stockholders November 12, 2014 8:30 AM (Central time) The undersigned hereby appoints Jeffrey N. Boyer, Meredith W. Bjorck and Brian Monahan, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on November 12, 2014 or any adjournment or postponement thereof, on all matters coming before said meeting. The availability of the proxy statement dated October 1, 2014 is acknowledged. You are encouraged to specify your vote by marking the appropriate boxes ON THE REVERSE SIDE, and this proxy will be voted as specified. If no choice is specified, this proxy will be voted in accordance with the Board of Directors' recommendations, which are FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the proxy holder(s) named in this proxy will vote the shares in their discretion. The proxy holder(s) cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE COMPANY'S 2014 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014 TABLE
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS
  Appendix A
TUESDAY MORNING CORPORATION 2014 LONG-TERM INCENTIVE PLAN
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS
ARTICLE 3 ADMINISTRATION
ARTICLE 4 ELIGIBILITY
ARTICLE 5 SHARES SUBJECT TO PLAN
ARTICLE 6 GRANT OF AWARDS
ARTICLE 7 AWARD PERIOD; VESTING
ARTICLE 8 EXERCISE OR CONVERSION OF INCENTIVE
ARTICLE 9 AMENDMENT OR DISCONTINUANCE
ARTICLE 10 TERM
ARTICLE 11 CAPITAL ADJUSTMENTS
ARTICLE 12 RECAPITALIZATION, MERGER AND CONSOLIDATION
ARTICLE 13 LIQUIDATION OR DISSOLUTION
ARTICLE 14 INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES
ARTICLE 15 MISCELLANEOUS PROVISIONS
ARTICLE 16 ACCELERATION OF AWARD VESTING